EXHIBIT  10.3

AGENCY, GUARANTY AND SECURITY AGREEMENT

Dated November 2, 2005

Among

The Grantors referred to herein

as Grantors

The Investors referred to herein

as Investors

and

DunKnight Telecom Partners, LLC

as Administrative Agent

25.	Continuing Security Interest; Transfer of Notes; Termination	26
26.	Release of the Grantors	26
27.	Governing Law	27
28.	Jury Trial	27
29.	Limitation of Liability	28
30.	Covenant Not to Issue Uncertificated Securities	28
31.	Covenant Not to Dilute Interests of the Agent in Securities	28
32.	Pledged Limited Liability Company Interests/Covenant Not to Dilute	28
33.	Pledged Partnership Interests/Covenant Not to Dilute	28
34.	Confidentiality	28

Schedules
Schedule 1	Grantors
Schedule 2	Investors
Schedule 3-A	Asset Location
Schedule 3-B	Deposit Account
Schedule 3-C	Pledged Collateral
Schedule 3-D	Location of Chief Executive Office of each Grantor
Schedule 3-E	Tradenames
Schedule 3-F	Trademarks

Exhibits
Exhibit A	Form of Pledge Notice
Exhibit B	Form of Issuer Acknowledgement
Exhibit C	Instrument For Granting Security Interest in Trademarks
Exhibit D	Subordination Agreement

AGENCY, GUARANTY AND SECURITY AGREEMENT

This AGENCY, GUARANTY AND SECURITY AGREEMENT (this “Agreement”), dated as of November 2, 2005, is made by and among DSL.net, Inc. (the “Company”), the Subsidiaries of the Company listed on Schedule 1 hereto (the Company and its Subsidiaries listed on Schedule 1 hereto, being individually each a “Grantor” and collectively, the “Grantors”), the Investors listed on Schedule 2 hereto (individually each an “Investor” and collectively, the “Investors”) and DunKnight Telecom Partners, LLC, as Administrative Agent (in such capacity, the “Agent”, as appointed pursuant to Section 5 of this Agreement) for the Investors.

  RECITALS

The Company and the Investors have entered into that certain Securities Purchase Agreement, dated as of November 2, 2005 ( as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which the Investors have purchased, and have committed further purchase, certain 18% Secured Debentures (the “Notes”).

It is a condition precedent to the effectiveness of the Purchase Agreement that the Company and the Investors shall have entered into this Agreement and that the Investors shall have appointed the Agent in connection with the pledge of assets by the Grantors to secure the obligations of the Company owing to the Investors under and in respect of the Notes.

It is condition precedent to the effectiveness of the Purchase Agreement and this Agreement that the Investors and Agent enter into a Subordination Agreement (the “Subordination Agreement”) with Laurus Master Fund, Ltd (“Laurus”) in the form attached hereto as Exhibit D, and that this Agreement be subject to the terms of the Subordination Agreement.

The Grantors will derive substantial direct and indirect benefits from the transactions contemplated by this Agreement and the other Operative Documents (as hereinafter defined).

  AGREEMENT

NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Investors to enter into the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:

1.  Definitions.  Terms defined in the Purchase Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Purchase Agreement. Further, unless otherwise defined in this Agreement or in the Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9 of the UCC (as defined below). “UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

“Certificates” means all certificates, instruments and other documents now or hereafter representing or evidencing any Pledged Securities or Pledged Limited Liability Company Interests.

“Closing Date” shall mean November 2, 2005.

“Collateral” means and includes all present and future right, title, interest, claims and demands of each Grantor in or to any personal property or assets whatsoever, whether now owned or existing or hereafter arising or acquired and wheresoever located, including, without limitation, any and all of the following personal property:

(a)  all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the “Receivables”, and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the “Related Contracts”);

(b)  All present and future general intangibles, including, without limitation, (i) all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, (ii) all other refunds, (iii) all commitments to extend financing to such Grantor, (iv) all deposits, (v) all goodwill, (vi) all choses in action, (vii) all insurance proceeds and (viii) all trade secrets, computer programs, software, customer lists, trademarks (excluding Intent to Use Applications), trade names, patents, licenses, copyrights, technology, processes and proprietary information, including, without limitation, the Copyrights, the Patents and the Marks (each as hereinafter defined) and the goodwill of such Grantor’s business connected with and symbolized by the Marks;

(c)  All present and future demand, time, savings, passbook, deposit and like accounts (general or special) (collectively, the “Deposit Accounts”) in which such Grantor has any interest that is maintained with any bank, savings and loan association, credit union or like organization, including, without limitation, each account listed on Schedule 3-B attached hereto and all funds, financial assets, cash and cash equivalents from time to time credited thereto, whether or not deposited in any Deposit Account;

(d)  All present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, customer lists, credit files, printouts and other computer output material and records, all electronically recorded data relating to such Grantor, all receptacles and containers for such records, and all files and correspondence;

(e)  All present and future goods, including, without limitation, all equipment, in all its forms, including, without limitation, all machinery, tools, molds, dies, motor vehicles, vessels, aircraft,

furniture, furnishings, fixtures, trade fixtures, and all parts thereof and accessions thereto and all other goods used in connection with or in the conduct of such Grantor’s business including, without limitation, software embedded in the equipment (collectively, the “Equipment”);

(f)  All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all recorded media, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with the manufacture, production, preparation or shipping of any of the foregoing, all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee), all goods that are returned to or repossessed or stopped in transit by such Grantor, and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in the inventory and all bills of lading, warehouse receipts and documents of title relating to any of the foregoing (collectively, the “Inventory”);

(g)  All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

(h)  All other tangible and intangible personal property of such Grantor not specifically excluded from this definition of “Collateral”;

(i)  All rights, remedies, powers and/or privileges of such Grantor with respect to any of the foregoing; and

(j)  Any and all proceeds and products of the foregoing, including, without limitation, all money, income, royalties and other payments now or hereinafter due and payable and with respect to and supporting obligations relating to, any and all of the Collateral, including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) above and in this clause (j) and to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral, any other tangible or intangible property received upon the sale or disposition of any of the foregoing and all tort claims, including, without limitation, all Commercial Tort Claims and cash.

Notwithstanding the foregoing, the term “Collateral” shall not include (i) any Equipment that is subject to a Lien otherwise permitted by subsections (vii), (viii) or (ix) of the definition of Permitted Liens, (ii) assets acquired subsequent to the date of this Agreement that are subject to a security interest, provided that such security interest is limited to the asset acquired, (iii) all equity interests in Regulated Entities, and; provided that each of the assets referenced in clauses (i) and (ii) of this sentence shall be deemed to be Collateral and each Grantor shall be deemed to have granted a security interest in, all of its right, title and interests in such assets, upon the ineffectiveness, lapse or termination of the security interests referenced in clauses (i) or (ii) of this sentence. The items listed in clauses (i) through (iii) above in the paragraph are referred to herein as “Exempted Collateral”.

“Computer Software” means all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.

“Confidential Information” means (i) all financial information that any Grantor furnishes to the Agent or any Investor; (ii) any non-financial information that any Grantor furnishes to the Agent or any Investor which is designated in writing as confidential; and (iii) any other information provided to or learned by such Person during the course of any audit or inspection of any Grantor permitted under the terms of this Agreement which by its nature or by virtue of the circumstances under which it was provided or given should reasonably be understood to be confidential; provided, however, that Confidential Information does not include any such information that (a) is or becomes generally available to the public, (b) is or becomes available to the Agent or such Investor from a source other than the Grantors or their officers, directors, employees, agents or advisors, or (c) is independently developed by the Agent or such Investor, in each case without breach of any confidentiality obligation.

“Copyright” means all:

(a)  Copyrights, whether or not published or registered under the Copyright Act of 1976, 17 U.S.C. Section 101 et seq., as the same shall be amended from time to time and any predecessor or successor statute thereto (the “Copyright Act”), and applications for registration of copyrights, and all works of authorship and other intellectual property rights therein, including, without limitation, copyrights for computer programs, Computer Software, internet websites and the content thereof, whether registered or unregistered, source code and object code databases and related materials and documentation and, and (i) all renewals, revisions, derivative works, enhancements, modifications, updates, new releases and other revisions thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iii) the right to sue for past, present and future infringements thereof and (iv) all of such Grantor’s rights corresponding thereto throughout the world;

(b)  Rights under or interests in any copyright license agreements with any other party, whether each Grantor is a licensee or licensor under any such license agreement, and the right to use the foregoing in connection with the enforcement of the Agent’s rights under the Operative Documents; and

(c)  Copyrightable materials now or hereafter owned by such Grantor, including, without limitation, all tangible property embodying the copyrights described in clause (a) hereof or such copyrightable materials, and all tangible property covered by the licenses described in clause (b) hereof.

“Event of Default” shall have the meaning ascribed to it in the Notes.

“Guarantor” means each Grantor other than the Company.

“Indebtedness” shall mean and include the aggregate amount of, without duplication (i) all obligations for borrowed money of any Grantor, (ii) all obligations evidenced by any Grantor’s bonds, debentures, notes or other similar instruments, (iii) all obligations of any Grantor to pay the deferred purchase price of property or services (other than accounts payable and accrued expenses incurred in the ordinary course of business determined in accordance with generally accepted accounting principles (“GAAP”)), (iv) all obligations with respect to any Grantor’s capital leases, (v) all obligations of any Grantor created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all reimbursement and other payment obligations of any Grantor, contingent or otherwise, in respect of letters of credit and similar surety instruments and (vii) all guaranty obligations of any Grantor with respect to the types of Indebtedness listed in clauses (i) through (vi) above.

“Issuer Acknowledgement” has the meaning given to that term in Section 4(b) of this Agreement.

“Intent to Use Application” means any application of the type described in 15 United States Code Section 1051(b) that has been or may hereafter be filed by the Company with the United States Patent and Trademark Office.

“Liens” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance of any kind, or any other type of preferential arrangement, in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, any easement, right of way or other encumbrance on title to real property or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Limited Liability Company Interests” means the entire limited liability company interest at any time owned by Grantor in any Pledged Entity.

“Majority Investors” means, at any time, Investors holding at least 51% of the sum of the aggregate unpaid principal amount owing under the Notes.

“Marks” means all (a) trademarks, trademark registrations, domain names, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, trade dress, designs, logos, slogans, corporate names, and other source, or business identifiers for which registrations have been issued or applied for in the United States Patent and Trademark Office or in any other office or with any other official anywhere in the world or which are used in the United States or any state, territory or possession thereof, or in any other place, nation or jurisdiction anywhere in the world including, without limitation, the trademarks, trademark registrations, domain names, interest under trademark license agreements, trade names, trademark applications, service marks, business names, trade styles, trade dress, design logos, slogans, corporate names, and other source or business identifiers listed on Schedule 3-F attached hereto, but excluding any United States Intent to Use Applications, (to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such Intent to Use Application under applicable federal law) (b) licenses pertaining to any such Mark whether such Grantor is licensor or licensee, (c) all income, royalties, damages and payments for past, present or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world, (f) all product specification documents and production and quality control manuals used in the manufacture of products sold under or in connection with such Marks, (g) all documents that reveal the name and address of all sources of supply of, and all terms of purchase and delivery for, all materials and components used in the production of products sold under or in connection with such Marks, (h) all documents constituting or concerning the then current or proposed advertising and promotion by such Grantor, their subsidiaries or licensees of products sold under or in connection with such Marks, including, without limitation, all documents that reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products, (i) renewals and proceeds of any of the foregoing and (j) in each case, all goodwill symbolized by such Marks.

“Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Grantors and their Subsidiaries, considered as one enterprise, (b) the rights and remedies of the Agent and any Investor under any Operative Document or the Purchase Agreement or (c) the ability of Grantors to perform their obligations under any Operative Document or the Purchase Agreement to which they are or are to be a party; provided, however, that “Material Adverse Effect” shall not include any change, circumstance or condition arising out of or attributable to (i) any changes in the Company’s stock price or trading volume or a delisting of the Company’s common stock from the American Stock Exchange in and of itself; (ii) events, circumstances, changes or effects that generally affect the industry in which the Company operates and do not affect the Company in a materially disproportionate manner relative to other Persons engaged in the same industry; (iii) general economic conditions or events, circumstances, changes or effects affecting the United States economy generally; or (iv) changes arising from the consummation of the transactions contemplated by, or the announcement, of the execution of any of the Operative Documents.

“Operative Documents” means this Agreement and the Notes.

“Patents” means all (a) letters patent, design patents, utility patents, inventions, statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto and trade secrets, all patents and patent applications in the United States Patent and Trademark Office, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed or disclosed therein, (b) licenses pertaining to any patent whether such Grantor is licensor or licensee, (c) income, royalties, damages and payments now and hereafter due and /or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements, (d) rights to sue for past, present and future infringements thereof, (e) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for and (f) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing.

“Permitted Liens” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v)  Liens in favor of the Agent, (vi) Liens in favor of Laurus as provided for in the Subordination Agreement; (vii)  Liens securing obligations under a capital lease if such lease is permitted under this Agreement and such Liens do not extend to property other than the property leased under such capital lease; (viii) Liens upon any equipment or other assets acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or other assets or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other assets, so long as such Lien extends only to the equipment or other assets financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto; and (ix) cash collateral securing letters of credit.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Partnership Interests” means the entire partnership interest at any time owned by any Grantor in any Pledged Partnership Entity.

“Pledged Collateral” means the Certificates, the Pledged Securities, the Pledged Partnership Interests and the Pledged Limited Liability Company Interests.

“Pledged Entity” means each limited liability company set forth in Schedule 3-C attached hereto, together with any other limited liability company (other than a Regulated Entity) in which any Grantor may have an interest at any time.

“Pledged Limited Liability Company Interests” means all limited liability company interests (other than in, of or with respect to a Regulated Entity) held by any Grantor, including, but not limited to those limited liability company interests set forth in Schedule 3-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement and all capital, limited liability company assets, dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests and all certificates and instruments representing or evidencing such other property received, receivable or otherwise distributed in respect of or in exchange for any or all thereof.

“Pledge Notice” shall have the meaning ascribed to it in Section 4(b) of this Agreement.

“Pledged Partnership Entity” means each partnership interest set forth in Schedule 3-C attached hereto, together with any other partnership interest (other than in, of or with respect to a Regulated Entity) in which any Grantor may have an interest at any time.

“Pledged Partnership Interests” means all interests in any partnership or joint venture held by any Grantor (other than in, of or with respect to a Regulated Entity), including, but not limited to those partnership interests set forth in Schedule 3-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such interests.

“Pledged Securities” means all shares of capital stock of each issuer in which any Grantor has an interest (other than in, of or with respect to a Regulated Entity), including, but not limited to those shares of capital stock set forth in Schedule 3-C attached hereto, as such Schedule may be supplemented from time to time in accordance with the terms of this Agreement, and all dividends, cash, instruments and other properties from time to time received, to be received or otherwise distributed in respect of or in exchange for any or all of such shares.

“Regulated Entity” means DSLnet Communications, LLC and DSLnet Communications VA, Inc.

“Subordination Agreement” shall have the meaning ascribed to it in the Recitals to this Agreement.

“Voting Interests” means shares of capital stock issued by a corporation, or equivalent equity interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

2.  Guaranty.

(a)  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all obligations of the Company now or hereafter existing under or in respect of the Operative Documents or the Purchase Agreement (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) reasonably incurred by the Agent or any Investor in enforcing any rights under or in respect of any Operative Document. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Company to any Investor under or in respect of the Operative Documents or the Purchase Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b)  Each Guarantor, and by its acceptance of this Guaranty, the Agent and each other Investor, hereby confirms that it is the intention of all such Persons that the provisions of this Guaranty and the obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agent, the other Investors and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c)  Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Investor under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Investors under or in respect of the Operative Documents.

(d)  Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Operative Documents and the Purchase Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Investor with respect thereto. The obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Guarantor under or in respect of the Operative Documents and the Purchase Agreement, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(i)  any lack of validity or enforceability of any Operative Document, the Purchase Agreement or any agreement or instrument relating thereto;

(ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Guarantor under or in respect of the Operative Documents or the Purchase Agreement or any other amendment or waiver of or any consent to departure from any Operative Document or the Purchase Agreement including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or any of its Subsidiaries or otherwise;

(iii)  any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(iv)  any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other obligations of the Company under or in respect of the Operative Documents and the Purchase Agreement or any other assets of the Company or any of its Subsidiaries;

(v)  any change, restructuring or termination of the corporate structure or existence of the Company or any of its Subsidiaries;

(vi)  any failure of any Investor to disclose to any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company now or hereafter known to such Investor (each Guarantor waiving any duty on the part of the Investors to disclose such information);

(vii)  the failure of any other Person to execute or deliver this Agreement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(viii)  any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Investor that might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Investor or any other Person upon the insolvency, bankruptcy or reorganization of the Company or any other Guarantor or otherwise, all as though such payment had not been made.

3.  Creation of Security Interest.

(a)  Each Grantor does hereby grant and pledge to the Agent, for the ratable benefit of the Investors and the Agent, a security interest in and to, all right, title and interest of such Grantor in and to all presently existing and hereafter acquired Collateral. The security interest hereunder secures the payment and performance of all obligations of each Grantor now or hereafter existing under or in respect of the Operative Documents and the Purchase Agreement. The security interest and pledge created by this Section 3 shall continue in effect so long as such obligations remain outstanding. Notwithstanding the foregoing, the security interests granted herein shall be subject to the terms of the Subordination Agreement.

(b)  Each Grantor agrees that it will not sell, assign, or otherwise dispose of any of the Collateral other than (i) cash expenditures not otherwise in violation of the Purchase Agreement or the Operative Documents, (ii) sales and leases of customer premises equipment in the ordinary course of business, (iii) sales of inventory in the ordinary course of business, (iv) sales of worn-out, obsolete or excess equipment and (v) the sale of all or substantially all of the assets, or all of the equity stock, of Grantor, Vector Internet Services, Inc. (“VISI”); provided that such sales are made on an arms length basis. Upon the consummation of any of such sales or other dispositions, in the manner contemplated by this Section 3(b), the security interest granted herein with respect to such Collateral shall be deemed released. In the event of the occurrence of the disposition of VISI assets or stock as contemplated by clause (v) above, the Agent and the Investors shall, in connection therewith, deliver any pledged Collateral of VISI and any releases of liens necessary to consummate such sale transaction; provided however, that the Agent, for the ratable benefit of the Investors, shall retain a security interest in the net proceeds of the sale of all or substantially all of the assets and/or equity stock of VISI.

4.  Delivery of Pledged Collateral.

(a)  Each Certificate shall, within two (2) business days following (i) the Closing Date (with respect to Certificates existing on the Closing Date) and (ii) the day on which such Certificate shall be received or acquired by a Grantor (with respect to any Certificate received or acquired after the Closing Date), be delivered to and held by or on behalf of the Agent, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed undated endorsements, instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent.

(b)  With respect to each uncertificated Limited Liability Company Interest and each uncertificated Partnership Interest, on (i) the Closing Date (with respect such Limited Liability Company Interests and such Partnership Interests existing on such date) and (ii) the day on which any such Limited Liability Company Interest and any such Partnership Interest shall be acquired by a Grantor (with respect to such Limited Liability Company Interests and such Partnership Interests acquired after the Closing Date), a notice in the form set forth in Exhibit A-1 attached hereto (the “Pledge Notice”) shall be appropriately completed and delivered to each Pledged Entity and each Pledged Partnership Entity, notifying each Pledged Entity and each Pledged Partnership Entity of the existence of this Agreement, a copy of this Agreement shall be delivered by the Grantor to the relevant Pledged Entity and relevant Pledged Partnership Entity, and such Grantor shall have received and delivered to the Agent a copy of such Pledge Notice, along with an acknowledgment in the form set forth in Exhibit A-2 attached hereto (the “Issuer Acknowledgment”), duly executed by the relevant Pledged Entity.

(c)  The Agent shall have the right, during the existence of an Event of Default, without notice to any of the Grantors, in connection with a commercially reasonable foreclosure sale, to transfer to, or to direct the applicable Grantor or any nominee of such Grantor to register or cause to be registered in the name of, the Agent or any of its nominees any or all of the Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests. In addition, the Agent, in furtherance of any action referenced in the previous sentence, shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

5.  Appointment of the Agent.

(a)  Authorization and Action. Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Operative Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto and the Agent hereby accepts such appointment. As to any matters not expressly provided for by the Operative Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding upon all Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement, the other Operative Documents, the Purchase

Agreement or applicable law. The Agent agrees to give to each Investor prompt notice of each notice given to it by any Grantor pursuant to the terms of the Operative Documents and the Purchase Agreement.

(b)  Agent’s Reliance, Etc. With respect to the services to be provided by the Agent,, neither the Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Operative Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may consult with legal counsel (including counsel for any Grantor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations (whether written or oral) made in or in connection with the Operative Documents or the Purchase Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Operative Document on the part of any Grantor or to inspect the property (including the books and records) of any Grantor; (iv) shall not be responsible to any Grantor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Operative Document, the Purchase Agreement or any other instrument or document furnished pursuant thereto; and (v) shall incur no liability under or in respect of any Operative Document or the Purchase Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

(c)  With respect to the Note issued to Agent in its capacity as an Investor, Agent shall have the same rights and powers under the Operative Documents and the Purchase Agreement as any other Investor and may exercise the same as though it were not the Agent; and the term “Investors” shall, unless otherwise expressly indicated, include the Agent in its individual capacity as an Investor.

(d)  Investors Credit Decision. Each Investor acknowledges that it has, independently and without reliance upon the Agent or any other Investor and based on the financial information and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Operative Documents and the Purchase Agreement. Each Investor also acknowledges that it will, independently and without reliance upon the Agent or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents and the Purchase Agreement.

(e)  Successor Agents. The Agent may resign at any time by giving written notice thereof to the Investors and the Grantors. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent and, upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Investors may request, in order to continue the perfection of the Liens granted or purported to be granted by this Agreement and the other Operative Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Operative Documents. If within 45 days after written notice is given of the retiring Agent’s resignation under this Section 5(e) no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent’s resignation shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Operative Documents and (c) the Majority Investors shall thereafter perform all duties of the retiring Agent under the Operative Documents until such time, if any, as the Majority Investors appoint a successor Agent as provided above. After any retiring Agent’s resignation hereunder as the Agent shall have become effective, the provisions of this Section 5(e) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

(f)  Agent's Rights Regarding Collateral. At any time and from time to time, the Agent may, to the extent necessary or desirable to protect the security hereunder, but the Agent shall not be obligated to: (a) (whether or not an Event of Default has occurred) itself or through its representatives, at its own expense (which shall be payable by Grantors under Section 19), upon reasonable prior notice and at such reasonable times during usual business hours, visit and inspect any of the Grantors' properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and discuss the business, operations, properties and financial and other condition of any of the Grantors with officers of such Grantors and with their accountants or (b) if an Event of Default has occurred and is continuing, at the expense of the Grantors, perform any obligation of any of the Grantors under this Agreement. At any time and from time to time after an Event of Default has occurred and is continuing, at the expense of the Grantors, the Agent may, to the extent necessary or desirable to protect the security hereunder, but the Agent shall not be obligated to: (i) notify obligors of the Collateral that the Collateral has been pledged as security to the Agent; (ii) request from obligors of the Collateral, in the name of the applicable Grantor or in the name of the Agent, information concerning the Collateral and the amounts owing thereon; and (iii) direct obligors under the contracts included in the Collateral to direct their performance to the Agent. Each Grantor shall keep proper books and records and accounts in which full, true and correct entries in conformity with GAAP and all applicable laws (including, without limitation, all applicable regulations, rules and orders) shall be made of all material dealings and transactions pertaining to the Collateral owned by it. The Agent shall at all reasonable times on reasonable prior notice have full access to and the right to audit any and all of Grantors' books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. The Agent shall not be under any duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Notes. The Agent shall not be under any duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of the Grantors therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein or in any consent shall constitute an assumption by the Agent of any of the Grantors' obligations under the contracts assigned hereunder unless the Agent shall have given written notice to the counterpart to such assigned contract of the Agent's intention to assume such contract. Each Grantor shall continue to be liable for performance of its obligations under such contracts.

(g)  Possession of Collateral by the Agent. All the Collateral now, heretofore or hereafter delivered to the Agent shall be held by the Agent in its possession, custody and control. During the existence of an Event of Default, whenever any of the Collateral is in Agent's possession, custody or control, the Agent may use, operate and consume the Collateral, whether for the purpose of preserving and/or protecting the Collateral, or for the purpose of performing any of the Grantors’ obligations with respect thereto, or otherwise so long as consistent with the Operative Documents or transactions contemplated thereby. The Agent may at any time deliver or redeliver the Collateral or any part thereof to the Grantors, and the receipt of any of the same by the Grantors shall be complete and full acquittance for the Collateral so delivered, and the Agent thereafter shall be discharged from any liability or responsibility arising after such delivery to the Grantors. The Agent shall have no liability for any loss of or damage to any Collateral not in the Agent’s possession, and in no event shall the Agent have liability for any diminution in value of Collateral occasioned by economic or market conditions or events. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession, if such Collateral is accorded treatment substantially equal to that which it accords its own property.

(h)  Agent Appointed Attorney-in-Fact. To the full extent permitted by applicable law, each Grantor hereby irrevocably appoints the Agent as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor, and in the name of such Grantor, or otherwise, from time to time, in the Agent's sole and absolute discretion to do any of the following acts or things during the existence of an Event of Default: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue the perfection of the security interests created by this Agreement and to preserve, maintain and protect the Collateral, including, without limitation, to obtain and adjust insurance required to be paid to the Agent pursuant to Section 17; (b) to do any and every act that such Grantor is obligated to do under this Agreement, including, without limitation, to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to prepare, sign, file and record, in such Grantor's name, any financing statement covering the Collateral; (d) to endorse and transfer the Collateral upon foreclosure by the Agent; (e)  to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or the protection or enforcement of any of the rights of the Agent with respect to any of the Collateral; and (f) to receive, indorse, and collect any draft or other instruments, documents and chattel paper, in connection with any of the foregoing; provided, however, that the Agent shall be under no obligation whatsoever to take any of the foregoing actions, and the Agent shall have no liability or responsibility for any act or omission (other than the Agent's own gross negligence or willful misconduct) taken with respect thereto.

6.  Payments and Computations.

(a)  Each payment or prepayment of principal or interest on the Notes shall be allocated pro rata among the Investors in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

(b)  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Investor as consideration for or as an inducement to the entering into by any Investor of any waiver of amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to all Investors then outstanding even if such Investor did not consent to such waiver or amendment, so long as such waiver or amendment was consented to by the requisite Investors.

7.  Sharing of Payments, Etc.

If any Investor shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise), on account of the obligations to such Investor under and in respect of the Notes at such time in excess of its ratable share of payments on account of the obligations to all Investors under and in respect of the Notes at such time obtained by all the Investors at such time, such Investor shall forthwith purchase from the other Investors such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Investor to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Investor, such purchase from each other Investor shall be rescinded and such other

Investor shall repay to the purchasing Investor the purchase price to the extent of such Investor’s ratable share of such recovery together with an amount equal to such Investor’s ratable share of any interest or other amount paid or payable by the purchasing Investor in respect of the total amount so recovered. The Company agrees that any Investor so purchasing an interest or participating interest from another Investor pursuant to this Section 7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Investor were the direct creditor of the Company in the amount of such interest or participating interest, as the case may be.

8.  Further Assurances.

(a)  At any time and from time to time at the reasonable written request of the Agent, each Grantor shall promptly execute and deliver to the Agent, at such Grantor's expense, all such financing statements and other instruments, certificates and documents (including account control agreements) in form and substance reasonably satisfactory to the Agent, and perform all such other acts as shall be necessary or reasonably desirable to fully perfect or protect or maintain, when filed, recorded, delivered or performed, the Agent's security interests granted pursuant to this Agreement or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall: (i) at the request of the Agent, mark conspicuously each document included in the Inventory and each chattel paper relating to the Receivables, each Related Contract, and all instruments and other documents and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Agent, indicating that such document, chattel paper, Related Contract, instrument or Collateral is subject to the security interest granted hereby, (ii) at the request of the Agent, if any account or contract or other writing relating thereto shall be evidenced by a promissory note or other instrument, deliver and pledge to the Agent hereunder, such note or other instrument duly endorsed and accompanied by duly executed undated instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve, with the required priority, the security interests granted, or purported to be granted hereby, (iv) upon any Grantor’s registration or application of any copyright under the Copyright Act, execute and deliver promptly and in any event, within 5 days of registration or application, to the Agent for recordation and filing in the United States Copyright Office a Grant of Security Interest, in the form of Exhibit B attached hereto, (v) upon any Grantor’s registration or application of any Patent or Mark, execute and deliver promptly and in any event, with 5 days of registration or application, to the Agent for recordation and filing in the United States Patent and Trademark Office a Grant of Security Interest, in the form of Exhibit B attached hereto, (vi) with respect to any license or agreement in which any Grantor now has or hereafter acquires an interest which by its terms prohibits assignment, upon the Agent’s request such Grantor will use its commercially reasonable efforts to procure the consent of the counterpart party thereto, (vii) deliver and pledge to the Agent, certificates representing Pledged Securities, accompanied by undated stock powers executed in blank, and (viii) take all action necessary to ensure that the Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA.

(b)  Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto (including, without limitation, one or more financing statements indicating that such financing statement covers all assets or all property (or words of similar effect) of such Grantor), relative to the Collateral (or any part thereof), in each case without the signature of such Grantor (and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement) where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)  With respect to any Collateral consisting of securities, instruments, partnership or joint venture interests, limited liability company interests, or the like, each Grantor hereby consents and agrees that, during the existence of an Event of Default, the issuers of, or obligors on, any such Collateral, or any registrar or transfer agent or trustee for any such Collateral, shall be entitled to accept the provisions of this Agreement as conclusive evidence of the right of the Agent to effect any transfer or exercise any right hereunder or with respect to any such Collateral subject to the terms hereof, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to such issuers or such obligors or to any such registrar or transfer agent or trustee.

(d)  At any time and from time to time, the Agent shall be entitled to file and/or record any instruments and documents held by it and any or all such further documents and instruments, relative to the Collateral or any part thereof in each instance, and to take all such other actions as the Agent may reasonably deem appropriate or necessary to perfect and to maintain perfected the security interests granted herein.

9.  Voting Rights; Dividends; Etc.  So long as no Event of Default shall have occurred and be continuing:

(a)  Voting Rights. Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Purchase Agreement or the other Operative Documents; provided, however, that each Grantor shall not exercise, or shall refrain from exercising, any such right if it would result in an Event of Default.

(b)  Dividend and Distribution Rights. Subject to the terms of the Purchase Agreement, each Grantor shall be entitled to receive and to retain and use any and all dividends, interest or distributions paid in respect of its Pledged Securities, its Pledged Partnership Interests or its Pledged Limited Liability Company Interests; provided, however, that any and all:

(i)  non-cash dividends or distributions in the form of capital stock, certificated limited liability company interests, instruments or other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Securities, Pledged Partnership Interests, Pledged Limited Liability Company Interests,

(ii)  dividends and other distributions paid or payable in cash in respect of any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii)  cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Securities, Pledged Partnership Interests or Pledged Limited Liability Company Interests,

shall, except as otherwise provided for in the Operative Documents, be forthwith delivered to the Agent, in the case of (i) above, to be held as Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Agent, be segregated from the other property of such Grantor and forthwith be delivered to the Agent as Collateral in the same form as so received (with any necessary endorsements), and in the case of (ii) and (iii) above, to be held as Collateral.

10.  Rights as to Pledged Collateral During Event of Default.  When an Event of Default has occurred and is continuing:

(a)  Voting, Dividend and Distribution Rights. Upon notice from the Agent to the Grantors, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a) above, and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to Section 9(b) above, shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and to hold as Pledged Collateral such dividends and distributions during the continuance of such Event of Default.

(b)  Dividends and Distributions Held in Trust. All dividends and other distributions which are received by any Grantor contrary to the provisions of Section 10(a) of this Agreement shall be received in trust for the benefit of the Agent, shall be segregated from other funds of such Grantor and forthwith shall be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

11.  Irrevocable Proxy.  Each Grantor hereby revokes all previous proxies with regard to its Pledged Securities, its Pledged Partnership Interests and its Pledged Limited Liability Company Interests and, appoints the Agent as its respective proxyholder to (a) attend and vote at any and all meetings of the shareholders of the corporation(s) which issued the Pledged Securities, and any adjournments thereof, held on or after the date of the giving of this proxy and prior to the termination of this proxy and to execute any and all written consents of shareholders of such corporation(s) executed on or after the date of the giving of this proxy and prior to the termination of this proxy, with the same effect as if such Grantor had personally attended the meetings or had personally voted its shares or had personally signed the written consents, waivers or ratification, and (b) to attend and vote at any and all meetings of the members of the Pledged Entities or partners of the Pledged Partnership Entities (whether or not such Pledged Limited Liability Company Interests or Pledged Partnership Interests are transferred into the name of the Agent), and any adjournments thereof, held on or after the date of the giving of this proxy and to execute any and all written consents, waivers and ratifications of the Pledged Entities or Pledged Partnership Entities executed on or after the date of the giving of this proxy and prior to the termination of this proxy with the same effect as if such Grantor had personally attended the meetings or had personally voted on their respective Limited Liability Company Interests or Partnership Interests or had personally signed the consents, waivers or ratifications; provided, however, that the Agent as proxyholder shall have rights hereunder only during the existence of an Event of Default. Each Grantor hereby authorizes the Agent to substitute another Person (which Person shall be a successor to the rights of the Agent hereunder, a nominee appointed by the Agent to serve as proxyholder, or otherwise as approved by such Grantor in writing, such approval not to be unreasonably withheld) as the proxyholder and, during the existence of any Event of Default, hereby authorizes and directs the proxyholder to file this proxy and the substitution instrument with the secretary of the appropriate corporation. This proxy is coupled with an interest and is irrevocable until such time as all outstanding principal and interest on the Notes have been indefeasibly paid in full.

12.  The Grantors' Representations and Warranties.  Each Grantor represents and warrants as follows:

(a)  (i) Such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth on Schedule 3-A hereto; (ii) the locations listed on the Schedule 3-A constitute all locations at which Collateral owned by such Grantor is located; (iii) the chief executive office of such Grantor, where such Grantor keeps its records concerning the Collateral, is located at the address set forth for such Grantor on Schedule 3-D; (iv) such Grantor has exclusive possession and control of the Collateral owned by such Grantor and (v) such Grantor has only the Deposit Accounts and Investment Accounts listed on Schedule 3-B, and (vi) such Grantor has no registered Patents or Copyrights or pending Patent or Copyright applications with the US Office of Patents and Trademarks or the US office of Copyrights.

(b)  Such Grantor conducts business only under its own name and the trade names listed on Schedule 3-E.

(c)  Such Grantor is the legal and beneficial owner of the Collateral owned by such Grantor free and clear of all Liens, claims, options or rights of others except for the security interest created under this Agreement and for Permitted Liens. Such Grantor has the power, authority and legal right to grant the security interests in such Collateral purported to be granted hereby, and to execute, deliver and perform this Agreement. The pledge of such Collateral pursuant to the Agreement creates a valid security interest in such Collateral (subject to any Permitted Liens), and upon the timely filing of UCC-1 financing statements in the jurisdictions listed in Schedule 3-A attached hereto, the execution and delivery of control agreement with the banks listed on Schedule 3-B attached hereto, and the Agents taking possession of and/or making all necessary filings to perfect a security interest in any portion of the collateral for which perfection may not be obtained by the filing of UCC-1 financing statements and/or the execution and delivery of control agreements, such security interest will be a first priority security interest (except for Permitted Liens).

(d)   Subject to the prior rights of Laurus, Grantor will within 30 days following the Closing Date negotiate and execute with the banks identified on Schedule 3-B attached hereto standard account control agreements in favor of the Agent over Grantor’s depository accounts with such banks.

(e)  No consent of any Person, including, without limitation, any partner in a partnership with respect to which such Grantor has pledged its interests as a Pledged Partnership Interest or any member in a Pledged Entity, or any lessor or warehouseman of any premises or warehouse upon or in which equipment and inventory is located is required for the pledge by such Grantor of the Collateral owned by such Grantor.

(f)  The Pledged Securities described on Schedule 3-C attached hereto constitute (i) all of the shares of capital stock of any Person, other than a Regulated Entity, owned by such Grantor and (ii) that percentage of the issued and outstanding shares of the respective issuers thereof indicated on Schedule 3-C attached hereto, and there is no other class of shares issued and outstanding of the respective issuers thereof except as set forth on Schedule 3-C attached hereto. The Pledged Limited Liability Company Interests described on Schedule 3-C attached hereto constitute all of the Limited Liability Company Interests other than in, of or with respect to Regulated Entities of each Grantor and such Grantor's percentage interest in each such Pledged Entity is as set forth on Schedule 3-C attached hereto.

(g)  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any third party (other than such authorizations, approvals and other actions as have already been taken and are in full force and effect) is required (A) for the pledge of the Collateral or the grant of the security interest in the Collateral by any of the Grantors hereby or for the execution, delivery or performance of this Agreement by any of the Grantors, (B) for the exercise by the Agent of the voting rights in the Pledged Securities, the Pledged Partnership Interest or the Pledged Limited Liability Company Interests or of any other rights or remedies in respect of the Collateral hereunder except as may be required in connection with any disposition of Collateral consisting of securities by laws affecting the offering and sale of securities generally or (C) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest (except for Permitted Liens), except for the filing of financing and continuation statements under the UCC, which financing statements have been delivered to the Agent in proper form for filing, the agreements granting security interests in the Marks granted hereunder in the U.S. Patent and Trade Mark Office, which agreements have been delivered to the Agent in proper form for filing and the actions described in Section 3 with respect to Pledged Securities.

13.  Grantors' Covenants.  In addition to the other covenants and agreements set forth herein, in the other Operative Documents and the Purchase Agreement, each Grantor covenants and agrees as follows:

(a)  Such Grantor will pay, prior to delinquency, all taxes, charges, Liens and assessments against the Collateral owned by it, except those with respect to which the amount or validity is being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Grantor and except those which could not reasonably be expected to have a Material Adverse Effect.

(b)  The Collateral owned by it will not be used in violation of any material law, regulation or ordinance or any applicable laws (including, without limitation, all applicable regulations, rules and orders), nor used in any way that will void or impair any insurance required to be carried in connection therewith.

(c)  The Inventory produced or distributed by such Grantor will be produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

(d)  Such Grantor will keep the tangible Collateral owned by it in reasonably good repair, working order and operating condition (normal wear and tear excluded), and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered customary practice by owners of like property.

(e)  Such Grantor will take all reasonable steps to preserve and protect the Collateral owned by it except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f)  Such Grantor will maintain all insurance coverage required pursuant to the terms of this Agreement.

(g)  Such Grantor will promptly notify the Agent in writing in the event of any material damage to the Collateral from owned by it any source whatsoever which could reasonably be expected to have a Material Adverse Effect.

(h)  Such Grantor will not (i), except for equipment located at such Grantor’s customer’s premises in the ordinary course of business, establish any location of Collateral owned by it not listed in Schedule 3-A, (ii) move its principal place of business, chief executive offices or any other office listed in Schedule 3-D, (iii) change its jurisdiction of incorporation or organization, or (iv) adopt, use or conduct business under any trade name or other corporate or fictitious name not disclosed in Schedule 3-E, except upon not less than 30 days prior written notice to the Agent and such Grantor's prior compliance with all applicable requirements of Section 4 hereof necessary to perfect the Agent's security interest hereunder.

(i)  Such Grantor shall cause all of its equipment constituting Collateral owned by it to be operated in accordance with any applicable manufacturer's manuals or instructions and the requirements of its insurance policies. Such Grantor, at its expense, shall maintain such equipment in good condition, reasonable wear and tear excepted, and will comply with all laws, ordinances and regulations to which the use and operation of such equipment may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to such equipment, regardless of the cause. All parts furnished in connection with such maintenance or repair shall immediately become part of such equipment. All such maintenance, repair and replacement services shall be promptly paid for and discharged by such Grantor with the result that no lien will attach to such equipment. Only qualified personnel of such Grantor or qualified contract personnel shall operate such equipment. Such equipment shall be used only for the purposes for which it was designed.

(j) Such Grantor shall comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which such Grantor is a party or by which it is bound. Such Grantor shall duly comply in all material respects, with any applicable laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof having proper jurisdiction over it, or any applicable writ, order or decree, and conform in all material respects, to all valid requirements of governmental authorities relating to the conduct of its business, properties or assets.

(k) Such Grantor shall maintain in all material respects, all necessary franchises, permits, licenses and other rights and privileges from governmental authorities necessary to permit it to own its property and to conduct its business as now being conducted or as currently proposed to be conducted by it.

(l) Promptly after any declaration of a dividend payment or any other distribution with respect to its capital stock, the Company shall provide written notice thereof to the Agent.

14.  Marks.

(a)  Royalties. Each Grantor hereby agrees that any rights granted hereunder to the Agent with respect to Marks shall be applicable to all jurisdictions in which such Grantor has the right to use such Marks, from time to time, and without any liability for royalties or other related charges from the Agent to Grantors.

(b)  Restrictions on Future Agreements. Each Grantor will not, except in accordance with its standard commercial practices, abandon any Mark in which such Grantor now owns or hereafter acquires any rights or interests if such abandonment could reasonably be expected to have a Material Adverse Effect or enter into any agreement, including, without limitation, any license agreement, which is inconsistent with such Grantor’s obligations under this Agreement, if such actions could reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees that it will not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action which would customarily be taken by a Person in the same business and in similar circumstances as such Grantor, which could reasonably be expected to have a Material Adverse Effect.

(c)  Duties of Grantors. In accordance with its standard commercial practices, each Grantor shall have the duty to (i) prosecute diligently any trademark application pending as of the date hereof or thereafter until the Notes shall have been indefeasibly paid in full, (ii) file and prosecute opposition and cancellation proceedings if the failure to do so could reasonably be expected to have a Material Adverse Effect and (iii) take all reasonable action necessary in such Grantor’s reasonable business judgment consistent with past practices to preserve and maintain all rights in applications for registrations of the Marks unless the failure so to do could not reasonably be expected to have a Material Adverse Effect. Any expenses incurred in connection with the foregoing applications shall be borne by Grantors. Each Grantor shall not abandon any right to a Mark application except in accordance with its standard commercial practices if such abandonment could reasonably be expected to have a Material Adverse Effect. Each Grantor shall give proper statutory notice in connection with its use of each of the Marks to the extent necessary for the protection of each of the Marks. Grantors shall notify the Agent of any suits it commences to enforce the Marks and shall provide the Agent with copies of any documents reasonably requested by the Agent relating to such suits.

15.  Collections on the Collateral.  Each Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, upon notice from the Agent to the Grantors, each Grantor's right to make collections on and receive dividends and other proceeds of the Collateral owned by it and to use or dispose of such collections and proceeds shall terminate, and any and all dividends, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by such Grantor in trust for the Agent and promptly delivered in kind to the Agent (duly endorsed to the Agent, if required), to be held as Collateral, as the Agent shall elect. During the existence of an Event of Default, the Agent shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of any of the Grantors, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and each Grantor hereby authorizes the Agent to affix, by facsimile signature or otherwise, the general or special endorsement of such Grantor, in such manner as the Agent shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by the Agent without appropriate endorsement, and the Agent and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by such Grantor, to the same extent as though it were manually executed by the duly authorized representative of such Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and such Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

16.  Remedies.

(a)  Rights During Event of Default. During the existence of an Event of Default, the Grantors shall be in default hereunder and, subject to applicable law, Agent, shall have, in any jurisdiction where enforcement is sought, in addition to all other rights and remedies that the Agent may have under this Agreement and under applicable laws or in equity, all rights and remedies of a secured party under the UCC as enacted in any such jurisdiction in effect at that time, and in addition the following rights and remedies in accordance with applicable law, all of which may be exercised only at the direction of the Majority Investors, but subject to the terms of the Subordination Agreement, with or without further prior notice to the Grantors except such notice as may be specifically required by applicable law: (i) to foreclose the Liens and security interests created under any Operative Document by any available judicial procedure or without judicial process; (ii) to enter peaceably any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (iii) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be commercially reasonable; (iv) to notify obligors on the Collateral that the Collateral has been assigned to the Agent and that all payments thereon, or performance with respect thereto, are to be made directly and exclusively to the Agent; (v) to collect by legal proceedings or otherwise all dividends, distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (vi) to enter into any extension, reorganization, disposition, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith the Agent may deposit or surrender control of the Collateral and/or accept other property in exchange for the Collateral as the Agent reasonably deems appropriate and is commercially reasonable; (vii)  to settle, compromise or release, on terms acceptable to the Agent, in whole or in part, any amounts owing on the Collateral and/or any disputes with respect thereto; (viii) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of the applicable Grantor for the benefit of the Agent; (ix) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, on behalf of itself or in the name of the applicable Grantor, any and all steps, actions, suits or proceedings deemed necessary or reasonably desirable by the Agent to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and each Grantor specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by the Agent which may release any obligor from personal liability on any of the Collateral, and each Grantor waives, to the extent permitted by applicable law, any right to receive prior notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral, and any money or other property received by the Agent in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by the Agent or any of the Grantors, may be applied by the Agent, without notice to the Grantors, to decrease the amount owed by the Company under the Notes in such order and manner as described in the Notes; (x) to insure, protect and preserve the Collateral; (xi) to exercise all rights, remedies, powers or privileges provided under any of the Operative Documents or the Purchase Agreement; and (xii) to remove peaceably, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and the Agent may, at the cost and expense of the Grantors and subject to the rights of third parties, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the Collateral or to properly administer and control the handling of collections and realizations thereon, and, subject to the rights of third parties, the Agent shall be deemed to have a rent-free tenancy of any premises of the Grantors for such purposes and for such periods of time as reasonably required by the Agent. So long as an Event of Default has occurred and is continuing, each Grantor will, at the Agent's request, assemble the Collateral and make it available to the Agent at places which the Agent may designate, whether at the premises of such Grantor or elsewhere, which are reasonably convenient to the Agent and the Grantors and will make available to the Agent, free of cost and subject to the rights of third parties, all premises, equipment and facilities of such Grantor for the purpose of the Agent's taking possession of the Collateral or storing the same or removing or putting the Collateral in salable form or selling or disposing of the same.

(b)  Possession by the Agent. Subject only to the terms of the Subordination Agreement, during the existence of an Event of Default, the Agent also shall have the right, without prior notice or demand, either in person, by the Agent or by a receiver to be appointed by a court in accordance with the provisions of applicable law (and each Grantor hereby expressly consents, to the fullest extent permitted by applicable law, during the existence of an Event of Default to the appointment of such a receiver), and, to the extent permitted by applicable law, without regard to the adequacy of any security for the Notes, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. The taking possession of the Collateral by the Agent shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

(c)  Sale of Collateral. Any public or private sale or other disposition of the Collateral pursuant to this Section 16 may be held, subject to the rights of third parties, at any office of the Agent, or at the Grantors’ places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral being within the view of prospective purchasers. Subject only to the terms of the Subordination Agreement, the Agent may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine provided such sale is commercially reasonable, and each Grantor expressly waives, to the extent permitted by applicable law, any right to direct the order and manner of sale of any Collateral. The Agent or any Person acting on the Agent's behalf may bid and purchase at any such sale or other disposition. In furtherance of the Agent's rights hereunder, each Grantor hereby grants to the Agent an irrevocable, non-exclusive license (exercisable without royalty or other payment by the Agent) to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which Grantor now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored; provided, however, that such license shall only be exercisable in connection with the disposition of Collateral upon the Agent's exercise of its remedies hereunder.

(d)  Notice of Sale. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent will give the Grantors reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to the Grantors at their addresses set forth on the signature page hereto or delivered or otherwise sent to the Grantors, at least ten (10) business days before the date of the sale. Each Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Notes except as expressly provided for in this paragraph. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Agent may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

(e)  Private Sales. With respect to any Collateral consisting of securities, partnership interests, limited liability company interests, joint venture interests or the like, and whether or not any of such Collateral has been effectively registered under the Securities Act of 1933, as amended, or other applicable laws, the Agent may, in its sole and absolute discretion sell all or any part of such Collateral at private sale pursuant to this Section 15 in such manner and under such circumstances as the Agent may deem necessary or advisable in order that the sale may be lawfully conducted in a commercially reasonable manner. Without limiting the foregoing, the Agent may (i) approach and negotiate with a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event that any such Collateral is sold at private sale pursuant to this Section 15, each Grantor agrees to the extent permitted by applicable law that if such Collateral is sold for a price which is commercially reasonable, then (A) the Grantors shall not be entitled to a credit against the Notes in an amount in excess of the purchase price, and (B) the Agent shall not incur any liability or responsibility to the Grantors in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale. Each Grantor recognizes that a ready market may not exist for such Collateral if it is not regularly traded on a recognized securities exchange, and that a sale by the Agent of any such Collateral for an amount substantially less than a pro rata share of the fair market value of the issuer's assets minus liabilities may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large amount of such Collateral or Collateral that is privately traded.

(f)  Title of Purchasers. Upon consummation of any sale of Collateral hereunder, the Agent shall, subject to the terms of the Subordination Agreement, have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of any Grantor or any other Person claiming through any Grantor, and each Grantor hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral hereunder is made on credit or for future delivery, the Agent shall not be required to apply any portion of the sale price to the Notes until such amount actually is received by the Agent, and, subject only to the terms of the Subordination Agreement, any Collateral so sold may be retained by the Agent until the sale price is paid in full by the purchaser or purchasers thereof The Agent shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

(g)  Disposition of Proceeds of Sale. Subject only to the terms of the Subordination Agreement, the proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral hereunder shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; and second, to the satisfaction of all obligations under or in respect of the Notes; and third, any surplus remaining after the satisfaction of all obligations under or in respect of the Notes, to be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

(h)  Certain Waivers. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of the Collateral, or any part or parts thereof hereunder, except to the extent any such claims, damages and awards arise out of the gross negligence or willful misconduct of the Agent or a violation of the terms of the Subordination Agreement.

(i)  Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

17.  Insurance.

(a)  Each Grantor will, at its own expense, maintain insurance with respect to the Equipment and Inventory of such Grantor in amounts, against risks, in form and with insurers consistent with its normal business practice. . Each policy of each Grantor for liability insurance shall provide for all covered losses to be paid on behalf of the Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all covered losses (except for losses of less than $50,000 per occurrence) to be paid directly to the Deposit Account bearing account number with the last four digits 5973, as more fully described on Schedule 3-B, with notice by the applicable Grantor to the Agent or, if the Agent so elects, directly to the Agent. Each policy for property damage insurance shall (i) name such Grantor and the Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Agent) as their interests may appear, and (ii)  provide that at least ten

(10) days’ prior written notice of cancellation or of lapse shall be given to the Agent by the insurer, and (iii) provide that there shall be no recourse against the Agent for payment of premiums or other amounts with respect thereto. Each Grantor will, if so requested by the Agent, deliver to the Agent original or duplicate policies of such insurance and, as often as the Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Agent following the occurrence and during the continuation of any Event of Default, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section and use its best efforts to cause the insurers to acknowledge notice of such assignment.

(b)  Payment under any liability insurance maintained by any Grantor pursuant to this Section will be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Purchase Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

(c)  So long as no Event of Default shall have occurred and be continuing, all insurance payments received into the applicable Deposit Account or by the Agent in connection with any loss, damage or destruction of any Inventory or Equipment shall be used by the applicable Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the use thereof as the Agent may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Agent may require that the amount thereof be held in the applicable Deposit Account. Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $50,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Agent and shall, in the Agent’s sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder

18.  Notice.  The Agent shall use reasonable efforts to give the Grantors reasonable prior written notice of the exercise of any remedy provided for herein, provided that the failure to give such notice shall not subject the Agent to liability and shall not affect the validity or exercise of any remedy hereunder.

19.  Costs and Expenses. Each Grantor shall pay on demand (i) all documented reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent in connection with the exercise of its duties under, this Agreement and the preparation, execution and delivery of amendments and waivers hereunder and (ii) all documented reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by the Agent and the Investors in connection with the enforcement or attempted enforcement of this Agreement or any of the Notes or in preserving any of the Agent's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Operative Documents or any bankruptcy or similar proceeding involving such Grantor, any other Grantor, the Company or any of their Affiliates).

20.  Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original counterpart of this Agreement.

21.  Understandings With Respect to Waivers and Consents.  Each Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Agent or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

22.  Indemnity.

(a)  Each Grantor agrees to indemnify, defend and save and hold harmless the Agent and each Investor and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may reasonably be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from any Operative Document (including, without limitation, enforcement of any Operative Document), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct;

(b)  Each Grantor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may reasonably incur in connection with (i)  the preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor or (ii) the exercise or enforcement of any of the rights of the Agent or the Investors hereunder or (iii) the failure by such Grantor to perform or observe any of the provisions of any Operative Document. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 22 applies whether any such investigation, litigation or proceeding is brought by any Grantor, Indemnified Party or any other Person and whether or not an Indemnified Party is otherwise a party thereto.

(c)  Each Investor severally agrees to indemnify the Agent (to the extent not promptly reimbursed by the Grantors) from and against such Investor’s ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may reasonably be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Operative Documents or any action taken or omitted by the Agent under the Operative Documents (collectively, the “Indemnified Costs”); provided, however, that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Investor agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Grantors under any Operative Document, to the extent that the Agent is not promptly reimbursed for such costs and expenses by the Grantors. For purposes of this Section 22, the Investors respective ratable shares of any amount shall be determined, at any time, according to the sum of the aggregate outstanding principal amount of the Notes at such time owing to the respective Investor. The failure of any Investor to reimburse the Agent, promptly upon demand for its ratable share of any amount required to be paid by the Investors to the Agent, as provided herein and under the Operative Documents, shall not relieve any other Investor of its obligation hereunder and under the Operative Documents to reimburse the Agent for its ratable share of such amount, but no Investor shall be responsible for the failure of any other Investor to reimburse the Agent for such other Investor’s ratable share of such amount.

Without prejudice to the survival of any other agreement of any party hereunder, the agreement and obligations of each Grantor and Investor contained in this Section 22 shall survive the payment in full of principal, interest and all other amounts payable hereunder, under the Purchase Agreement and under the other Operative Documents.

23.  Amendments, Waivers, Etc.  No amendment of any provision of this Agreement or the Notes, shall in any event be effective unless the same shall be in writing and signed by the Company and the Investors holding at least 80% of the sum of the aggregate unpaid principal amount owing under the Notes. No waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Investors, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Investors, do any of the following at any time: (i) change the number of Investors or the percentage of the aggregate amount outstanding under the Notes that, in each case, shall be required for the Investors or any of them to take any action hereunder, (ii) reduce or limit the obligations of any Guarantor under Section 2 or release such Guarantor or otherwise limit such Guarantor’s liability with respect to the obligations owing to the Agents and the Investors, (iii)  amend this Section 23, (iv) reduce the principal of, or interest on, the Notes or any fees or other amounts payable under any Operative Document, (v) postpone any date scheduled for any payment of principal of, or interest on, the Notes, or (vi) limit the liability of any Grantor under any of the Operative Documents or the Purchase Agreement.

24.  Notices.

All notices and other communications provided for hereunder shall be given in writing in the manner and to the addresses set forth in the Notes.

25.  Continuing Security Interest; Transfer of Notes; Termination.  This Agreement shall create a continuing security interest in the Collateral pursuant to Section 3 hereof and shall (i) remain in full force and effect until indefeasible payment in full of the Notes (ii) be binding upon each Grantor, their successors and assigns and (iii) inure, together with the rights and remedies of the Agent and the Investors hereunder, to the benefit of the Agent and the Investors and their respective successors, transferees and assigns. Any Investor may assign or otherwise transfer its rights thereof, or any rights in Collateral held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Investor or the Agent herein or otherwise. Nothing set forth in any Operative Document is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of any Operative Document or any Collateral. The Grantors' successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor, provided that, except as otherwise permitted under the Purchase Agreement or any Operative Document, none of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

26.  Release of the Grantors.  This Agreement and all obligations of each Grantor hereunder and all security interests granted hereby shall terminate and be released when all Notes and all other obligations of the Grantors under or in respect of the Operative Documents and the Purchase Agreement have been paid in full. Upon such termination and release all rights in and to the Collateral granted or pledged by the Grantors hereunder shall automatically revert to the Grantors, and the Agent shall return any pledged Collateral in its possession to the Grantors, or to the Person or Persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to the Grantors, or to the Person or Persons legally entitled thereto, and to evidence or document the release of the interests of the Agent arising under this Agreement, all as reasonably requested by, and at the sole expense of, the Grantors.

27.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

28.  Jury Trial.  Each Grantor, each Investor and the Agent, to the fullest extent permitted by applicable law, hereby irrevocably waives all right to trial by jury as to any issue relating hereto in any action, proceeding, or counterclaim arising out of or relating to this Agreement.

29.  Limitation of Liability.  No claim may be made by any Grantor against any Investor or the Agent or the members, affiliates, directors, officers, employees, or attorneys of any Investor or the Agent for any special, indirect, consequential or punitive damages in respect of any claim (whether based upon any breach of contract, tort, breach of statutory duty or any other theory of liability) arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith and each Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not now accrued and whether or not known or suspected to exist in its favor.

30.  Covenant Not to Issue Uncertificated Securities.  Each Grantor covenants to the Agent that any Pledged Securities held by it shall be in certificated form (as contemplated by Article 8 of the UCC), and that it will not seek to convert all or any part of any Pledged Securities into uncertificated form (as contemplated by Article 8 of the UCC).

31.  Covenant Not to Dilute Interests of the Agent in Securities.  Each Grantor represents, warrants and covenants to the Agent that it will (a) not at any time cause or permit any subsidiary that is an issuer of Pledged Securities to issue any capital stock or any warrants, options or other rights to acquire any capital stock and (b) pledge to the Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all shares of stock or other securities of each issuer of Pledged Securities.

32.  Pledged Limited Liability Company Interests/Covenant Not to Dilute.  Each Grantor represents, warrants and covenants to the Agent that it will (a) not at any time cause or permit any Pledged Entities to issue any additional membership interests or any other rights or options to acquire any additional limited liability company interests and (b) pledge to the Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Limited Liability Company Interests of each Pledged Entity.

33.  Pledged Partnership Interests/Covenant Not to Dilute.  Each Grantor represents, warrants and covenants to the Agent that it will (a) not at any time cause or permit any Pledged Partnership Entities to issue any additional partnership interests or any other rights or options to acquire any additional partnership interests, other than to the Grantors and (b) pledge to the Agent in accordance with the terms hereof, promptly upon its acquisition (directly or indirectly) thereof, and in any event, within 5 days of such acquisition, any and all additional Partnership Interests of each Pledged Partnership Entity.

34.  Confidentiality.  The Agent and each Investor agree to use the same degree of care to safeguard and prevent disclosure of the Confidential Information as such Person uses with its own confidential information, but in any event no less than a reasonable degree of care. The Agent and each Investor shall not disclose such Confidential Information to any Person without the consent of the Grantors and shall use such Confidential Information solely for purposes of the exercise of its rights and the enforcement of its remedies under or in respect of the Operative Documents. These obligations of confidentiality shall not apply to any information provided (a) to the Agent’s or such Investor’s Affiliates and their officers, directors, employees, agents and advisors, and then only on a confidential basis (and the Agent and such Investor shall be responsible for any disclosure or misuse of such Confidential Information by such Person), (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Investor and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Grantors received by it from such Investor and provided further, that this Section 32 shall not apply to information related to the tax treatment or the Tax Structure (as defined below) of the transactions contemplated herein. For this purpose “Tax Structure” is limited to any facts relevant to the U.S. federal income tax treatment of the transactions contemplated by the Operative Documents and does not include information relating to the identity of the parties thereto.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

DSL.NET, INC.

By:	/s/ Walter Keisch

Name:	Walter Keisch

Title:	Chief Financial Officer & Treasurer

VECTOR INTERNET SERVICES, INC.

By:	/s/ Walter Keisch

Name:	Walter Keisch

Title:	Vice President

DSLNET ATLANTIC, LLC

By:	/s/ Walter Keisch

Name:	Walter Keisch

Title:	Vice President

DUNKNIGHT TELECOM PARTNERS, LLC

By:	/s/ Keir Kleinknecht

Name:	Keir Kleinknecht

Title:	President

Accepted and Agreed:

DUNKNIGHT TELECOM PARTNERS, LLC, as Agent

By:	/s/ Keir Kleinknecht

Name:	Keir Kleinknecht

Title:	President

Schedule 1

To Agency, Guaranty and Security Agreement

Grantors

Parent:	DSL.net, Inc.

Subsidiary Grantors:	Vector Internet Services, Inc

DSLnet Atlantic, LLC

Schedule 2

To Agency, Guaranty and Security Agreement

Investors

DunKnight Telecom Partners, LLC

Schedule 3-A

To Agency, Guaranty and Security Agreement

Grantors:	DSL.net, Inc.
Vector Internet Services, Inc.
DSLnet Atlantic, LLC

List of Asset Locations

Title Holder	street_address	city	state
DSLnet Atlantic	21 HARBOR VW	STAMFORD	CT
DSLnet Atlantic	6058 MAIN ST	TRUMBULL	CT
DSLnet Atlantic	1039 LAWRENCE ST NE	WASHINGTON	DC
DSLnet Atlantic	730 12TH ST NW	WASHINGTON	DC
DSLnet Atlantic	1700 14 ST NW	WASHINGTON	DC
DSLnet Atlantic	926 GALLATIN ST NW	WASHINGTON	DC
DSLnet Atlantic	1045 WISC AV NW	WASHINGTON	DC
DSLnet Atlantic	120 7TH ST NE	WASHINGTON	DC
DSLnet Atlantic	1200 H ST NW	WASHINGTON	DC
DSLnet Atlantic	2055 L ST NW	WASHINGTON	DC
DSLnet Atlantic	30 E ST SW	WASHINGTON	DC
DSLnet Atlantic	4268 WISC AV NW	WASHINGTON	DC
DSLnet Atlantic	1625 NEWPORT GAP PIKE	MARSHALLTON	DE
DSLnet Atlantic	1 WASHINGTON ST	NEWARK	DE
DSLnet Atlantic	2520 SILVERSIDE RD	TALLEYVILLE	DE
DSLnet Atlantic	901 N TATNALL ST	WILMINGTON	DE
DSLnet Atlantic	70 PAGE RD	BEDFORD	MA
DSLnet Atlantic	23-41 MARION ST	BROOKLINE	MA
DSLnet Atlantic	41 BELVIDERE ST	BOSTON	MA
DSLnet Atlantic	6 BOWDOIN SQ	BOSTON	MA
DSLnet Atlantic	185 FRANKLIN ST	BOSTON	MA
DSLnet Atlantic	8 HARRISON AVE	BOSTON	MA

DSLnet Atlantic	1 BEDFORD ST	BURLINGTON	MA
DSLnet Atlantic	1 CITY HALL AVE	CHELSEA	MA
DSLnet Atlantic	210 BENT ST	CAMBRIDGE	MA
DSLnet Atlantic	300 BENT ST	CAMBRIDGE	MA
DSLnet Atlantic	10 WARE ST	CAMBRIDGE	MA
DSLnet Atlantic	175 ADAMS ST	DORCHESTER	MA
DSLnet Atlantic	326 N MAIN ST	FALL RIVER	MA
DSLnet Atlantic	141 UNION AVE	FRAMINGHAM	MA
DSLnet Atlantic	13 COCASSET ST	FOXBOROUGH	MA
DSLnet Atlantic	24 Felton Street	HUDSON	MA
DSLnet Atlantic	49 OCEAN ST	HYANNIS	MA
DSLnet Atlantic	50 HARVARD AVE	HYDE PARK	MA
DSLnet Atlantic	2 HAMPSHIRE ST	LAWRENCE	MA
DSLnet Atlantic	73 WALTHAM ST	LEXINGTON	MA
DSLnet Atlantic	5 ELM ST	MALDEN	MA
DSLnet Atlantic	2-8 WALNUT ST	MAYNARD	MA
DSLnet Atlantic	ACUSHNET AVE & ELM ST	NEW BEDFORD	MA
DSLnet Atlantic	66 PICKERING ST	NEEDHAM	MA
DSLnet Atlantic	787 WASHINGTON ST	NEWTON	MA
DSLnet Atlantic	26 WAVERLY ST	ROXBURY	MA
DSLnet Atlantic	111 CENTRAL ST	SOMERVILLE	MA
DSLnet Atlantic	4 BENNETT ST	WAKEFIELD	MA
DSLnet Atlantic	36 SPRING ST	WALTHAM	MA
DSLnet Atlantic	106 WEST ST	WALTHAM	MA
DSLnet Atlantic	11 LAUREL AVE	WELLESLEY	MA
DSLnet Atlantic	954 MAIN ST	WINCHESTER	MA
DSLnet Atlantic	15 CHESTNUT ST	WORCESTER	MA
DSLnet Atlantic	9 N WEST ST	ANNAPOLIS	MD
DSLnet Atlantic	4505 LEEDS AVE	ARBUTUS	MD

DSLnet Atlantic	16 N HAYS ST	BEL AIR	MD
DSLnet Atlantic	323 North. Charles, St.	BALTIMORE	MD
DSLnet Atlantic	300 W LEXINGTON ST	BALTIMORE	MD
DSLnet Atlantic	1801 E FAYETTE ST	BALTIMORE	MD
DSLnet Atlantic	5711 YORK RD	BALTIMORE	MD
DSLnet Atlantic	7887 BRADLEY BLVD	BETHESDA	MD
DSLnet Atlantic	5704 GROSVENOR LN	BETHESDA	MD
DSLnet Atlantic	11600 MONTGOMERY RD	BELTSVILLE	MD
DSLnet Atlantic	4533 STANFORD ST	CHEVY CHASE	MD
DSLnet Atlantic	5231 W RUNNING BROOK RD	COLUMBIA	MD
DSLnet Atlantic	6440 OAKLAND MILLS RD	COLUMBIA	MD
DSLnet Atlantic	6730 ALEXANDER BELL DR	COLUMBIA	MD
DSLnet Atlantic	6315 GREENBELT RD	COLLEGE PARK	MD
DSLnet Atlantic	2324 DAVIDSONVILLE RD	CROFTON	MD
DSLnet Atlantic	14 BLOOMSBURY AVE	CATONSVILLE	MD
DSLnet Atlantic	9720 YORK RD	COCKEYSVILLE	MD
DSLnet Atlantic	99 SHAWAN RD	COCKEYSVILLE	MD
DSLnet Atlantic	6736 HOLABIRD AVE	DUNDALK	MD
DSLnet Atlantic	3561 SAINT JOHNS LN	ELLICOTT CITY	MD
DSLnet Atlantic	40 S WASHINGTON ST	EASTON	MD
DSLnet Atlantic	765 ELKRIDGE LANDING RD	LINTHICUM	MD
DSLnet Atlantic	215 RITCHIE LN	GLEN BURNIE	MD
DSLnet Atlantic	19420 WALTER JOHNSON RD	GERMANTOWN	MD
DSLnet Atlantic	5 N FREDERICK AVE	GAITHERSBURG	MD
DSLnet Atlantic	5500 BALTIMORE AV	HYATTSVILLE	MD
DSLnet Atlantic	309 CARROLL AVE	LAUREL	MD
DSLnet Atlantic	5649 WHITFIELD CHAPEL RD	LANHAM	MD
DSLnet Atlantic	723 E BELFAST RD	SPARKS GLENCOE	MD
DSLnet Atlantic	12212 BALTIMORE AVE	MUIRKIRK	MD
DSLnet Atlantic	4 ST THOMAS LN	OWINGS MILLS	MD

DSLnet Atlantic	109 DEFENSE HWY	PAROLE	MD
DSLnet Atlantic	400 REISTERSTOWN RD	PIKESVILLE	MD
DSLnet Atlantic	3034 PUTTY HILL AVE	PARKVILLE	MD
DSLnet Atlantic	6015 MONTROSE RD	ROCKVILLE	MD
DSLnet Atlantic	490 FLEET ST	ROCKVILLE	MD
DSLnet Atlantic	518 UNIVERSITY BLVD W	SILVER SPRING	MD
DSLnet Atlantic	8670 GEORGIA AV	SILVER SPRING	MD
DSLnet Atlantic	5705 OLD SILVER HILL RD	SUITLAND	MD
DSLnet Atlantic	651 RITCHIE HWY	SEVERNA PARK	MD
DSLnet Atlantic	100 YORK RD	TOWSON	MD
DSLnet Atlantic	68 CHURCH RD	UPPER MARLBORO	MD
DSLnet Atlantic	6601 WINDSOR MILL RD	WOODLAWN	MD
DSLnet Atlantic	3140 LEONARDTOWN RD	WALDORF	MD
DSLnet Atlantic	CORPORATE DR & TOWN CENTER DR	WHITE MARSH	MD
DSLnet Atlantic	11909 VIERS MILL RD	WHEATON	MD
DSLnet Atlantic	507 BANGS AVE	ASBURY PARK	NJ
DSLnet Atlantic	210 E HIGH ST	BOUND BROOK	NJ
DSLnet Atlantic	617 ANDERSON AV	CLIFFSIDE PARK	NJ
DSLnet Atlantic	12 N SEVENTH ST	CAMDEN	NJ
DSLnet Atlantic	2501 CHURCH RD	CHERRY HILL	NJ
DSLnet Atlantic	57 WASHINGTON AVE	DUMONT	NJ
DSLnet Atlantic	1883 LINCOLN HWY	EDISON	NJ
DSLnet Atlantic	1196 E GRAND ST	ELIZABETH	NJ
DSLnet Atlantic	34 ENGLE ST	ENGLEWOOD	NJ
DSLnet Atlantic	621 WILLIAM ST	EAST ORANGE	NJ
DSLnet Atlantic	80 HWY 46	FAIRFIELD -ESSEX	NJ
DSLnet Atlantic	27-02 FAIR LAWN AV	FAIR LAWN	NJ
DSLnet Atlantic	502 MAIN ST	FORT LEE	NJ
DSLnet Atlantic	256 STATE ST	HACKENSACK	NJ

DSLnet Atlantic	35 S HADDON AV	HADDONFIELD	NJ
DSLnet Atlantic	175 BROADWAY	HILLSDALE -BERGEN	NJ
DSLnet Atlantic	71 MADISON AV	JERSEY CITY	NJ
DSLnet Atlantic	773 SUMMIT AV	JERSEY CITY	NJ
DSLnet Atlantic	32 MAPLE PL	KEYPORT	NJ
DSLnet Atlantic	19 MAPLE ST	LITTLE FALLS	NJ
DSLnet Atlantic	282 MAIN ST	LITTLE FERRY	NJ
DSLnet Atlantic	10 MAPLE AV	MARLTON	NJ
DSLnet Atlantic	15 E MAPLE AV	MERCHANTVILLE	NJ
DSLnet Atlantic	386 MILLBURN AVE	MILLBURN	NJ
DSLnet Atlantic	37 MAPLE AV	MORRISTOWN	NJ
DSLnet Atlantic	105 E MAIN ST	MOORESTOWN-BURLINGTO	NJ
DSLnet Atlantic	515 MAIN ST	METUCHEN	NJ
DSLnet Atlantic	9 GATES AVE	MONTCLAIR	NJ
DSLnet Atlantic	160 NEWARK-POMPTON TPKE	MOUNTAIN VIEW	NJ
DSLnet Atlantic	7200 BERGENLINE AVE	NORTH BERGEN	NJ
DSLnet Atlantic	18 PATERSON ST	NEW BRUNSWICK	NJ
DSLnet Atlantic	95 WILLIAM ST	NEWARK	NJ
DSLnet Atlantic	654 MARKET ST	NEWARK	NJ
DSLnet Atlantic	165 HALSEY ST	NEWARK	NJ
DSLnet Atlantic	420 PARK AV	PLAINFIELD	NJ
DSLnet Atlantic	138 WASHINGTON RD	PENNS NECK	NJ
DSLnet Atlantic	239 NASSAU ST	PRINCETON	NJ
DSLnet Atlantic	133 PROSPECT ST	PASSAIC	NJ
DSLnet Atlantic	114 PATERSON ST	PATERSON	NJ
DSLnet Atlantic	75 W PASSAIC ST	ROCHELLE PARK	NJ
DSLnet Atlantic	183-187 BROAD ST	RED BANK	NJ
DSLnet Atlantic	178 E RIDGEWOOD AVE	RIDGEWOOD	NJ
DSLnet Atlantic	90 W MILTON AV	RAHWAY	NJ
DSLnet Atlantic	36 N FRANKLIN TPKE	RAMSEY	NJ

DSLnet Atlantic	40 ORIENT WY	RUTHERFORD	NJ
DSLnet Atlantic	8 HAMBURG TPKE	RIVERDALE	NJ
DSLnet Atlantic	945 KINDERKAMACK RD	RIVER EDGE	NJ
DSLnet Atlantic	544 SPRINGFIELD AV	SUMMIT	NJ
DSLnet Atlantic	318 CRANBURY RD	SOUTH RIVER	NJ
DSLnet Atlantic	172 W MAIN ST	SOMERVILLE	NJ
DSLnet Atlantic	243 E STATE ST	TRENTON	NJ
DSLnet Atlantic	3414 NEW YORK AV	UNION CITY	NJ
DSLnet Atlantic	1067 STUYVESANT AV	UNION -UNION	NJ
DSLnet Atlantic	138 MAIN ST	WOODBRIDGE	NJ
DSLnet Atlantic	30 CURTIS AV	WOODBURY	NJ
DSLnet Atlantic	330 HIGHWAY 10	WHIPPANY	NJ
DSLnet Atlantic	115 MOUNTAIN AVE	WESTFIELD	NJ
DSLnet Atlantic	35 FOURTH AV	BAY SHORE	NY
DSLnet Atlantic	85 W 2 ST	DEERPARK	NY
DSLnet Atlantic	159 LOWELL AV	FLORAL PARK	NY
DSLnet Atlantic	575 CONKLIN ST	FARMINGDALE	NY
DSLnet Atlantic	120 S GROVE ST	FREEPORT	NY
DSLnet Atlantic	9 BARSTOW RD	GREAT NECK	NY
DSLnet Atlantic	69 W CHERRY ST	HICKSVILLE	NY
DSLnet Atlantic	199 FULTON AV	HEMPSTEAD	NY
DSLnet Atlantic	50 W 4 ST	HUNTINGTON STATION	NY
DSLnet Atlantic	RED OAK LA	HARRISON	NY
DSLnet Atlantic	7 WASHINGTON AV	LYNBROOK	NY
DSLnet Atlantic	60 MAIN ST	MINEOLA	NY
DSLnet Atlantic	473 N BARRY AV	MAMARONECK	NY
DSLnet Atlantic	342 HUGENOT ST	NEW ROCHELLE	NY
DSLnet Atlantic	111 8TH AVE	MANHATTAN	NY
DSLnet Atlantic	355 14 ST	BROOKLYN	NY

DSLnet Atlantic	7101 SIXTEENTH AV	BROOKLYN	NY
DSLnet Atlantic	7701 3RD AVE	BROOKLYN	NY
DSLnet Atlantic	1101 AV R	BROOKLYN	NY
DSLnet Atlantic	2101 W 12 ST	BROOKLYN	NY
DSLnet Atlantic	2885 OCEAN AV	BROOKLYN	NY
DSLnet Atlantic	360 BRIDGE ST	BROOKLYN	NY
DSLnet Atlantic	680 FAIRVIEW AV	BROOKLYN	NY
DSLnet Atlantic	4101 FOURTEENTH AVE	BROOKLYN	NY
DSLnet Atlantic	1421 OCEAN AVE	BROOKLYN	NY
DSLnet Atlantic	55 MESEROLE ST	BROOKLYN	NY
DSLnet Atlantic	204 SECOND AV	MANHATTAN	NY
DSLnet Atlantic	210 W 18TH ST	MANHATTAN	NY
DSLnet Atlantic	227 E 30TH ST	MANHATTAN	NY
DSLnet Atlantic	230 W 36 ST	MANHATTAN	NY
DSLnet Atlantic	221 E 37 ST	MANHATTAN	NY
DSLnet Atlantic	1095 AV OF AMERICAS	MANHATTAN	NY
DSLnet Atlantic	435 W 50TH ST	NEW YORK CITY	NY
DSLnet Atlantic	223 E 55TH ST	MANHATTAN	NY
DSLnet Atlantic	125 W 73 ST	MANHATTAN	NY
DSLnet Atlantic	208 E 79 ST	MANHATTAN	NY
DSLnet Atlantic	151 E 97 ST	MANHATTAN	NY
DSLnet Atlantic	104 BROAD ST	MANHATTAN	NY
DSLnet Atlantic	380 CONVENT AV	MANHATTAN	NY
DSLnet Atlantic	193 MANHATTAN AV	MANHATTAN	NY
DSLnet Atlantic	50 VARICK ST	MANHATTAN	NY
DSLnet Atlantic	140 WEST ST	MANHATTAN	NY
DSLnet Atlantic	28-27 30 ST, ASTORIA	QUEENS	NY
DSLnet Atlantic	10715 70TH RD	FOREST HILLS	NY
DSLnet Atlantic	13734 NORTHERN BLVD	FLUSHING	NY
DSLnet Atlantic	11-31 46 RD,LONG ISL	QUEENS	NY

DSLnet Atlantic	82-23 BROADWAY, ELMH	QUEENS	NY
DSLnet Atlantic	87-28 109 ST, RICHMO	QUEENS	NY
DSLnet Atlantic	42 NEW DORP LN	STATEN ISLAND	NY
DSLnet Atlantic	355 FOREST AVE	STATEN ISLAND	NY
DSLnet Atlantic	5180 AMBOY RD, ANNAD	STATEN ISLAND	NY
DSLnet Atlantic	1745 RICHMOND AVE	STATEN ISLAND	NY
DSLnet Atlantic	3050 CRUGER AV	BRONX	NY
DSLnet Atlantic	1106 HOE AV	BRONX	NY
DSLnet Atlantic	370 E 150 ST	BRONX	NY
DSLnet Atlantic	2411 TRATMAN AV	BRONX	NY
DSLnet Atlantic	30 SHEEP PASTURE RD	PORT JEFFERSON STATI	NY
DSLnet Atlantic	50 BROAD ST	PORT CHESTER	NY
DSLnet Atlantic	158 W CENTRAL AV	SPRING VALLEY	NY
DSLnet Atlantic	111 MAIN ST	WHITE PLAINS	NY
DSLnet Atlantic	40 MAIN ST	YONKERS	NY
DSLnet Atlantic	20 N SPRING GARDEN ST	AMBLER	PA
DSLnet Atlantic	116 E LANCASTER AVE	ARDMORE	PA
DSLnet Atlantic	321 LEVERING MILL RD	BALA-CYNWYD	PA
DSLnet Atlantic	525 N NEW ST	BETHLEHEM	PA
DSLnet Atlantic	1102 E LANCASTER AVE	BRYN MAWR	PA
DSLnet Atlantic	5112 W LIBRARY RD	BETHEL PARK	PA
DSLnet Atlantic	201 E MAIN ST	CARNEGIE	PA
DSLnet Atlantic	1518 BUSTLETON PIKE	CHURCHVILLE	PA
DSLnet Atlantic	181 NORTH LN	CONSHOHOCKEN	PA
DSLnet Atlantic	11 SIDNEY-UNION ST	CRAFTON	PA
DSLnet Atlantic	3151 PIONEER AV	DORMONT	PA
DSLnet Atlantic	2920 FORREST AVE	EDDINGTON	PA
DSLnet Atlantic	100 E SWEDESFORD RD	EXTON	PA
DSLnet Atlantic	29 E MORELAND AVE	HATBORO	PA

DSLnet Atlantic	100 GREENWOOD AVE	JENKINTOWN	PA
DSLnet Atlantic	540 ALLENDALE RD	KING OF PRUSSIA	PA
DSLnet Atlantic	149 N BELLEVUE AVE	LANGHORNE	PA
DSLnet Atlantic	4206 NORTHERN PIKE	MONROEVILLE	PA
DSLnet Atlantic	360 DELAWARE AV	OAKMONT -ALLEGHENY-	PA
DSLnet Atlantic	125 W CIRCULAR AVE	PAOLI	PA
DSLnet Atlantic	2000 S BROAD ST	PHILADELPHIA	PA
DSLnet Atlantic	401 N BROAD ST	PHILADELPHIA	PA
DSLnet Atlantic	1631 ARCH ST	PHILADELPHIA	PA
DSLnet Atlantic	900 RACE ST	PHILADELPHIA	PA
DSLnet Atlantic	423 S 17TH ST	PHILADELPHIA	PA
DSLnet Atlantic	719 WARRINGTON	PITTSBURGH	PA
DSLnet Atlantic	2256 BROWNSVILLE RD	PITTSBURGH	PA
DSLnet Atlantic	416 7TH AV	PITTSBURGH	PA
DSLnet Atlantic	223 N HIGHLAND AVE	PITTSBURGH	PA
DSLnet Atlantic	15 E MONTGOMERY AV	PITTSBURGH	PA
DSLnet Atlantic	530 N NEVILLE ST	PITTSBURGH	PA
DSLnet Atlantic	5741 POCUSSET	PITTSBURGH	PA
DSLnet Atlantic	1104 PERRY HWY	PERRYSVILLE -ALLEGHE	PA
DSLnet Atlantic	RT 60 CAMBELLS RD	ROBINSON TWP -ALLEGH	PA
DSLnet Atlantic	1346 MAIN ST	SHARPSBURG-ALLEGH.	PA
DSLnet Atlantic	480 E THOMPSON AVE	SPRINGFIELD (DELAWARE)	PA
DSLnet Atlantic	801 PENN AV	TURTLE CREEK	PA
DSLnet Atlantic	50 BRIMFIELD RD	TROOPER	PA
DSLnet Atlantic	41 E BEAU ST	WASHINGTON	PA
DSLnet Atlantic	300 W LANCASTER AVE	WAYNE	PA
DSLnet Atlantic	401 S HIGH ST	WEST CHESTER	PA
DSLnet Atlantic	1026 HAY ST 15221	WILKINSBURG	PA
DSLnet Atlantic	229 OLD YORK RD	WILLOW GROVE	PA
DSLnet Atlantic	6538 LITTLE RIVER TPKE	ALEXANDRIA	VA

DSLnet Atlantic	1316 MT VERNON AVE	ALEXANDRIA	VA
DSLnet Atlantic	4805 KING ST	ALEXANDRIA	VA
DSLnet Atlantic	4242 DUKE ST	ALEXANDRIA	VA
DSLnet Atlantic	1025 N IRVING ST	ARLINGTON	VA
DSLnet Atlantic	900 S WALTER REED DR	ARLINGTON	VA
DSLnet Atlantic	6700 LEE HWY	ARLINGTON	VA
DSLnet Atlantic	20730 Ashburn Rd	ASHBURN	VA
DSLnet Atlantic	13361 LEE HWY	CENTREVILLE	VA
DSLnet Atlantic	1755 Old Meadow Road	Mclean	VA
DSLnet Atlantic	2935 GALLOWS RD	FALLS CHURCH	VA
DSLnet Atlantic	9419 BRADDOCK RD	FAIRFAX	VA
DSLnet Atlantic	10431 LEE HWY	FAIRFAX	VA
DSLnet Atlantic	755 WALKER RD	GREAT FALLS	VA
DSLnet Atlantic	131 E QUEEN ST	HAMPTON	VA
DSLnet Atlantic	2516 HORSEPEN RD	HERNDON	VA
DSLnet Atlantic	1130 Elden St.	HERNDON	VA
DSLnet Atlantic	21376 Potomac View Rd	HERNDON	VA
DSLnet Atlantic	145 E MARKET ST	LEESBURG	VA
DSLnet Atlantic	1701 CHAINBRIDGE RD.	MCLEAN	VA
DSLnet Atlantic	SALISBURY DR	MIDLOTHIAN	VA
DSLnet Atlantic	BRICKEL & BRIAR HILL	NORFOLK	VA
DSLnet Atlantic	120 BUTE ST	NORFOLK	VA
DSLnet Atlantic	1724 LOVITT AVE	NORFOLK	VA
DSLnet Atlantic	3131 E SEWELLS PT RD	NORFOLK	VA
DSLnet Atlantic	10 HARPERSVILLE RD	NEWPORT NEWS	VA
DSLnet Atlantic	101 N UNION ST	PETERSBURG	VA
DSLnet Atlantic	703 E GRACE ST	RICHMOND	VA
DSLnet Atlantic	3310 HULL	RICHMOND	VA
DSLnet Atlantic	6102 HERMITAGE RD	RICHMOND	VA

DSLnet Atlantic	2510 TURNER RD	RICHMOND	VA
DSLnet Atlantic	1619 LOGAN	RICHMOND	VA
DSLnet Atlantic	3500 PEMBERTON RD	RICHMOND	VA
DSLnet Atlantic	6917 PATTERSON AV	RICHMOND	VA
DSLnet Atlantic	5101 RANDALL AV	RICHMOND	VA
DSLnet Atlantic	2617 STUART AV	RICHMOND	VA
DSLnet Atlantic	1632 E. Parham Street	Richmond	VA
DSLnet Atlantic	FOX MILL RD	RESTON	VA
DSLnet Atlantic	8130 KEENE MILL RD	SPRINGFIELD	VA
DSLnet Atlantic	2702 SUTTON RD	VIENNA	VA
DSLnet Atlantic	515 DORSET AV	VIRGINIA BEACH	VA
DSLnet Atlantic	6028 INDIAN RIVER	VIRGINIA BEACH	VA
DSLnet Atlantic	132 S PLAZA TRL	VIRGINIA BEACH	VA
DSLnet Atlantic	316 32ND ST	VIRGINIA BEACH	VA
DSLnet Atlantic	404 S HENRY ST	WILLIAMSBURG	VA
DSL.net, Inc.	1920 OXMOOR RD	HOMEWOOD	AL
DSL.net, Inc.	1715 6TH AVE N	BIRMINGHAM	AL
DSL.net, Inc.	1480 MONTGOMERY HWY	BIRMINGHAM	AL
DSL.net, Inc.	310 FOUNTAIN CIR SW	HUNTSVILLE	AL
DSL.net, Inc.	7600 S MEMORIAL	HUNTSVILLE	AL
DSL.net, Inc.	450 MAIN ST. EAST	RAINSVILLE	AL
DSL.net, Inc.	3861 ATLANTA HWY	MONTGOMERY	AL
DSL.net, Inc.	38 WASHINGTON AVE	MONTGOMERY	AL
DSL.net, Inc.	401 FRANKLIN ST	MONTEREY	CA
DSL.net, Inc.	4623 SCOTTS VLY RD	SCOTTS VALLEY	CA
DSL.net, Inc.	55 South Market St., Suite 1180-A	San Jose	CA
DSL.net, Inc.	340 PAJARO ST	SALINAS	CA
DSL.net, Inc.	709 CENTER ST	SANTA CRUZ	CA
DSL.net, Inc.	3640 CAPITOLA RD	SANTA CRUZ	CA
DSL.net, Inc.	942 MAIN ST	BRANFORD	CT
DSL.net, Inc.	365 JOHN ST	BRIDGEPORT	CT
DSL.net, Inc.	27 SEDGWICK AVE	DARIEN	CT
DSL.net, Inc.	39 WEST ST	DANBURY	CT
DSL.net, Inc.	293 REEF RD	FAIRFIELD	CT
DSL.net, Inc.	18 MAIN ST	FARMINGTON	CT
DSL.net, Inc.	2220 MAIN ST	GLASTONBURY	CT
DSL.net, Inc.	16 SHERWOOD PL	GREENWICH	CT
DSL.net, Inc.	1981 WHITNEY AVE	HAMDEN	CT
DSL.net, Inc.	111 TRUMBULL ST	HARTFORD	CT
DSL.net, Inc.	545 Long Wharf 5th floor	New Haven	CT
DSL.net, Inc.	74 HIGH ST	MILFORD	CT

DSL.net, Inc.	2 WASHINGTON ST	NORWALK	CT
DSL.net, Inc.	104 S MAIN ST	NORWALK	CT
DSL.net, Inc.	135 MAIN ST	NEW CANAAN	CT
DSL.net, Inc.	400 STATE ST	NEW HAVEN	CT
DSL.net, Inc.	10 CATOOHAN ST	RIDGEFIELD	CT
DSL.net, Inc.	555 MAIN ST	STAMFORD	CT
DSL.net, Inc.	2672 MAIN ST	STRATFORD	CT
DSL.net, Inc.	571 PROSPECT AVE	WEST HARTFORD	CT
DSL.net, Inc.	89 N MAIN ST	WALLINGFORD	CT
DSL.net, Inc.	34 OLD RIDGEFIELD RD	WILTON	CT
DSL.net, Inc.	20 MYRTLE AVE	WESTPORT	CT
DSL.net, Inc.	75 WELLS RD	WETHERSFIELD	CT
DSL.net, Inc.	5140 CONGRESS AV	BOCA RATON	FL
DSL.net, Inc.	838 S DIXIE HWY	BOCA RATON	FL
DSL.net, Inc.	9407 Glades Rd	BOCA RATON	FL
DSL.net, Inc.	712 FLORIDA AVE	COCOA	FL
DSL.net, Inc.	150 CROTON RD.	EAU GALLIE	FL
DSL.net, Inc.	2530 E OAKLAND PARK BLVD	FORT LAUDERDALE	FL
DSL.net, Inc.	5395 NW 14TH AVE	FORT LAUDERDALE	FL
DSL.net, Inc.	10141 W BROWARD BLVD	PLANTATION	FL
DSL.net, Inc.	211 NE 2ND ST	FORT LAUDERDALE	FL
DSL.net, Inc.	4200 W OAKLAND PARK BLVD	Lauderdale Lakes	FL
DSL.net, Inc.	4036 BRYAN BLVD	Plantation	FL
DSL.net, Inc.	714 N FEDERAL HWY	HOLLYWOOD	FL
DSL.net, Inc.	61 NW 98th AV	Pembroke Pines	FL
DSL.net, Inc.	250 S 62ND AV	HOLLYWOOD	FL
DSL.net, Inc.	916 N STATE RD 434	ALTAMONTE SPRINGS	FL
DSL.net, Inc.	728 E PALMETTO AV	MELBOURNE	FL
DSL.net, Inc.	7320 LK UNDERHILL RD	ORLANDO	FL
DSL.net, Inc.	2315 E CENTRAL AV	ORLANDO	FL
DSL.net, Inc.	45 N MAGNOLIA AVE	ORLANDO	FL
DSL.net, Inc.	6621 S ORANGE AV	ORLANDO	FL
DSL.net, Inc.	5120 SILVER STAR RD	ORLANDO	FL
DSL.net, Inc.	4959 SANDLAKE RD	ORLANDO	FL
DSL.net, Inc.	16645 S. Dixie Hwy	PERRINE	FL
DSL.net, Inc.	501 W 9TH ST	SANFORD	FL
DSL.net, Inc.	300 W 3RD ST	STUART	FL
DSL.net, Inc.	151 S NEW YORK AVE	WINTER PARK	FL
DSL.net, Inc.	325 GARDENIA ST	WEST PALM BEACH	FL
DSL.net, Inc.	3800 S MILITARY TRL	LAKE WORTH	FL
DSL.net, Inc.	3700 RCA BLVD	WEST PALM BEACH	FL
DSL.net, Inc.	1500 N. HAVERHILL RD	WEST PALM BEACH	FL
DSL.net, Inc.	11455 SOUTHERN BLVD	Royal Palm Beach	FL
DSL.net, Inc.	125 REESE ST	ATHENS	GA
DSL.net, Inc.	345 Courtland Street	Atlanta	GA
DSL.net, Inc.	3336 CHMB-DNWD RD	CHAMBLEE	GA
DSL.net, Inc.	5375 CHAMBLEE DUNWOODY RD	DUNWOODY	GA
DSL.net, Inc.	2215 ROSWELL RD	MARIETTA	GA
DSL.net, Inc.	37 POWDER SPRINGS ST	MARIETTA	GA
DSL.net, Inc.	60 OAK ST	ROSWELL	GA
DSL.net, Inc.	1369 SPRING ST	SMYRNA	GA
DSL.net, Inc.	2744 West MAIN ST SW	SNELLVILLE	GA
DSL.net, Inc.	2278 BROCKETT RD	TUCKER	GA

DSL.net, Inc.	626 HWY 5 S	WOODSTOCK	GA
DSL.net, Inc.	106 W EASTMAN ST	ARLINGTON HEIGHTS	IL
DSL.net, Inc.	7 W GREEN ST	BENSENVILLE	IL
DSL.net, Inc.	111 N. Canal St, Suite S009	Chicago	IL
DSL.net, Inc.	201-203 S NEIL ST	CHAMPAIGN	IL
DSL.net, Inc.	812 DEERFIELD RD	DEERFIELD	IL
DSL.net, Inc.	1536 PRAIRIE AV	DES PLAINES	IL
DSL.net, Inc.	4924 FOREST AVE	DOWNERS GROVE	IL
DSL.net, Inc.	10 SCOTT ST	ELK GROVE VILLAGE	IL
DSL.net, Inc.	255 E CHICAGO ST	ELGIN	IL
DSL.net, Inc.	152 S YORK ST	ELMHURST	IL
DSL.net, Inc.	1520 CHICAGO AVE	EVANSTON	IL
DSL.net, Inc.	110 JAMES ST	GENEVA	IL
DSL.net, Inc.	1325 JONES RD	HOFFMAN ESTATES	IL
DSL.net, Inc.	120 S LINCOLN ST	HINSDALE	IL
DSL.net, Inc.	20 N MAIN ST	LOMBARD	IL
DSL.net, Inc.	117 E CHURCH ST	LIBERTYVILLE	IL
DSL.net, Inc.	2029 WALTERS AVE	NORTHBROOK	IL
DSL.net, Inc.	111 W FRANKLIN AVE	NAPERVILLE	IL
DSL.net, Inc.	714 LAKE ST	OAK PARK	IL
DSL.net, Inc.	20 S BROCKWAY ST	PALATINE	IL
DSL.net, Inc.	32 S FAIRVIEW ST	PARK RIDGE	IL
DSL.net, Inc.	10 E IRVING PARK	ROSELLE	IL
DSL.net, Inc.	8231 NILES CTR	SKOKIE	IL
DSL.net, Inc.	601 S 6TH ST	SPRINGFIELD	IL
DSL.net, Inc.	2320 W MONROE ST	SPRINGFIELD	IL
DSL.net, Inc.	225 W WESLEY ST	WHEATON	IL
DSL.net, Inc.	50 E DUNDEE RD	WHEELING	IL
DSL.net, Inc.	307 S MAIN ST	SOUTH BEND	IN
DSL.net, Inc.	566 LOBDELL AVE	BATON ROUGE	LA
DSL.net, Inc.	333 N 6TH ST	BATON ROUGE	LA
DSL.net, Inc.	208 STARING LN	BATON ROUGE	LA
DSL.net, Inc.	530 S BUCHANAN	LAFAYETTE	LA
DSL.net, Inc.	840 POYDRAS ST	NEW ORLEANS	LA
DSL.net, Inc.	115 GRUNER RD	METAIRIE	LA
DSL.net, Inc.	3100 TRANSCONTINENTAL DR	METAIRIE	LA
DSL.net, Inc.	2 MAPLE ST	MARLBOROUGH	MA
DSL.net, Inc.	53 E CENTRAL ST	NATICK	MA
DSL.net, Inc.	295 WORTHINGTON ST	SPRINGFIELD	MA
DSL.net, Inc.	33 E PATRICK ST	FREDERICK	MD
DSL.net, Inc.	324 E HURON ST	ANN ARBOR	MI
DSL.net, Inc.	155 HENRIETTA ST	BIRMINGHAM	MI
DSL.net, Inc.	337 ABBOTT RD	EAST LANSING	MI
DSL.net, Inc.	32331 GRAND RIVER AVE	FARMINGTON	MI
DSL.net, Inc.	304 S JACKSON ST	JACKSON	MI
DSL.net, Inc.	11770 MERRIMAN RD	LIVONIA	MI
DSL.net, Inc.	221 N WASHINGTON SQ	LANSING	MI
DSL.net, Inc.	1360 W ANN ARBOR RD	PLYMOUTH	MI
DSL.net, Inc.	421 WILLIAMS ST	ROYAL OAK	MI
DSL.net, Inc.	25189 LAHSER RD	SOUTHFIELD	MI
DSL.net, Inc.	26555 GREENFIELD RD	SOUTHFIELD	MI
DSL.net, Inc.	1145 ROCHESTER RD	TROY	MI
DSL.net, Inc.	1670 AXTELL RD	TROY	MI

DSL.net, Inc.	7020 MIDDLEBELT RD	WEST BLOOMFIELD	MI
DSL.net, Inc.	24 O HENRY AVE	ASHEVILLE	NC
DSL.net, Inc.	4641 SOUTH BLVD	CHARLOTTE	NC
DSL.net, Inc.	208 N CALDWELL ST	CHARLOTTE	NC
DSL.net, Inc.	5220 CENTRAL AV	CHARLOTTE	NC
DSL.net, Inc.	6305 CARMEL RD	CHARLOTTE	NC
DSL.net, Inc.	615 SHARON AMITY	CHARLOTTE	NC
DSL.net, Inc.	634 ASHLAND DR	GREENSBORO	NC
DSL.net, Inc.	100 S EUGENE ST	GREENSBORO	NC
DSL.net, Inc.	629 W 5TH ST	WINSTON-SALEM	NC
DSL.net, Inc.	4025 OLD VINEYARD RD	WINSTON-SALEM	NC
DSL.net, Inc.	12 SOUTH ST	CONCORD	NH
DSL.net, Inc.	52 E BROADWAY ST	DERRY	NH
DSL.net, Inc.	25 CONCORD ST	MANCHESTER	NH
DSL.net, Inc.	W PEARL ST	NASHUA	NH
DSL.net, Inc.	56 ISLINGTON ST	PORTSMOUTH	NH
DSL.net, Inc.	N BROADWAY	SALEM	NH
DSL.net, Inc.	36 S MORRIS ST	DOVER	NJ
DSL.net, Inc.	77 THROCKMORTON AV	EATONTOWN	NJ
DSL.net, Inc.	1606 PENNINGTON RD	EWINGVILLE -MERCER	NJ
DSL.net, Inc.	56 E MAIN ST	FREEHOLD	NJ
DSL.net, Inc.	161 BURHANS AVE	HALEDON	NJ
DSL.net, Inc.	216 LEXINGTON AV	LAKEWOOD	NJ
DSL.net, Inc.	119 WASHINGTON ST	TOMS RIVER	NJ
DSL.net, Inc.	RT 155 KARNER RD	ALBANY	NY
DSL.net, Inc.	158 STATE ST	ALBANY	NY
DSL.net, Inc.	1161 WASHINGTON	ALBANY	NY
DSL.net, Inc.	26 ASHFORD AV	DOBBS FERRY	NY
DSL.net, Inc.	545 SAW MILL RIV RD	FAIRVIEW PARK	NY
DSL.net, Inc.	465 MARBLE AV	PLEASANTVILLE	NY
DSL.net, Inc.	133 CLINTON ST	SCHENECTADY	NY
DSL.net, Inc.	201 S STATE ST	SYRACUSE	NY
DSL.net, Inc.	280 GENESEE ST	UTICA	NY
DSL.net, Inc.	125 S 30TH ST	CAMP HILL	PA
DSL.net, Inc.	210 PINE ST	HARRISBURG	PA
DSL.net, Inc.	126 N DUKE ST	LANCASTER	PA
DSL.net, Inc.	111 N 40TH ST	HARRISBURG	PA
DSL.net, Inc.	4806 JONESTOWN RD	HARRISBURG	PA
DSL.net, Inc.	121 ADAMS AVE	SCRANTON	PA
DSL.net, Inc.	20 BULL ST	NEWPORT	RI
DSL.net, Inc.	1096 BROAD ST	PROVIDENCE	RI
DSL.net, Inc.	234 WASHINGTON ST	PROVIDENCE	RI
DSL.net, Inc.	85 HIGH ST	PAWTUCKET	RI
DSL.net, Inc.	2557 W SHORE RD	WARWICK	RI
DSL.net, Inc.	505 AIRPORT RD	CHATTANOOGA	TN
DSL.net, Inc.	300 E M L KING BLVD	CHATTANOOGA	TN
DSL.net, Inc.	4605 LYONS VIEW RD	KNOXVILLE	TN
DSL.net, Inc.	410 MAGNOLIA AVE / 439 DEPOT ST	KNOXVILLE	TN
DSL.net, Inc.	1701 S WINSTON R	KNOXVILLE	TN
DSL.net, Inc.	285 S HALL RD	MARYVILLE	TN
DSL.net, Inc.	5530 STAGE RD	MEMPHIS	TN
DSL.net, Inc.	4960 BLACK RD	MEMPHIS	TN
DSL.net, Inc.	2101 GERMANTOWN RD	MEMPHIS	TN

DSL.net, Inc.	3705 OUTLAND RD	MEMPHIS	TN
DSL.net, Inc.	HIGH LEA DR	NASHVILLE	TN
DSL.net, Inc.	409 ELYSIAN FLD RD	NASHVILLE	TN
DSL.net, Inc.	158 MCGAVOCK PIKE	NASHVILLE	TN
DSL.net, Inc.	201 CHURCH 185 2AV N	NASHVILLE	TN
DSL.net, Inc.	3203 HILLSIDE DR	NASHVILLE	TN
DSL.net, Inc.	2224 ELLISTON PL	NASHVILLE	TN
DSL.net, Inc.	119 MILAN WY	OAK RIDGE	TN
DSL.net, Inc.	266 MAIN ST	BURLINGTON	VT
VISI	12 South 6th Street	Minneapolis	MN
VISI	180 East 5th Street	St. Paul	MN
In addition to the above locations: (a) customer premise equipment may be located at customer locations, (b) customer premise equipment and network equipment may be located at staging areas (either a Grantor’s or vendor’s) prior to deployment, (c) spare parts may also be located at such staging areas, and (d) Grantors may obtain additional facilities, including corporate office, warehouse or collocation sites, in connection with corporate or asset acquisitions.

Schedule 3-B

To Agency, Guaranty and Security Agreement
Company Accounts (Previously Provided To Investors)

Company Accounts

Depositor’s Name	Bank	Contact Name	Address	Telephone	Account Number	Account Type
DSL.net, Inc	Bank of America	Sue Chroniak	150 Mount Vernon St 2nd Floor MADE12802B Dorchester, MA 02125	800-477-5592 x5916	Previously Provided	Checking

DSL.net, Inc	Bank of America	Same as Above	Same as Above	Same as Above	Previously Provided	Trade receivables

DSL.net, Inc	Bank of America	Same as Above	Same as Above	Same as Above	Previously Provided	Savings/Money Mkt

DSL.net, Inc	Bank of America	Same as Above	Same as Above	Same as Above	Previously Provided	CD

DSL.net, Inc	People’s Bank	Tracey San Angelo	One Century Tower 256 Church St New Haven, CT 06510	203-786-2623	Previously Provided	CD

DSL.net, Inc	People’s Bank	Same as Above	Same as Above	Same as Above	Previously Provided	CD

DSL.net, Inc	Deutsche Bank	Craig Bafford	1 South Street 13th Floor Baltimore, MD 21202	410-895-5862	Previously Provided	money market- Employee Stock Options.

Vector Internet Services, Inc	Associated Bank	Sandra Hafner	5353 Wayzata Blvd.	952-591-2865	Previously Provided	checking
St. Louis Park, MN 55416

Schedule 3-C

To Agency, Guaranty and Security Agreement

List of Pledged Collateral

Grantor	Issuer	Cert. No.	Shares or Interest Pledged	Shares Issued and Outstanding	Shares Authorized	Percent Owned
DSL.net, Inc.	Vector Internet Services, Inc.	20	1,000	1,000	1,000,000	100%
DSL.net, Inc.	DSLnet Atlantic, LLC	n/a	100%	100%	n/a	100%

Schedule 3-D

To Agency, Guaranty and Security Agreement

Location of Chief Executive Office of each Grantor

Grantor	Location
All Grantors party to this Agreement (other than Vector Internet Services, Inc.	545 Long Wharf Drive 5th Floor New Haven, CT 06511
Vector Internet Services, Inc.	12 South 6th Street Suite 630 Minneapolis, MN 55402

Schedule 3-E

To Agency, Guaranty and Security Agreement

List of Trade names

Grantor	Trade Names
DSL.net, Inc.	DSL.net
DSL.net, Inc.	TalkingNets
DSL.net, Inc.	Tycho
DSL.net, Inc.	Tycho Networks
DSL.net, Inc.	Trusted Net
DSLnet Atlantic, LLC	Network Access Solutions Corporation
DSLnet Atlantic, LLC	Network Access Solutions
DSLnet Atlantic, LLC	NAS
DSLnet Atlantic, LLC	DSLnet Atlantic, LLC
DSLnet Atlantic, LLC	DSLnet Atlantic
Vector Internet Services, Inc.	VISI.com
Vector Internet Services, Inc.	VISI
Vector Internet Services, Inc.	Vector Internet Services, Inc.

Schedule 3-F

To Agency, Guaranty and Security Agreement

List of Trademarks

Trademark	Registration Number	Registration Date
DSL	Tunisia EE98.1871	11/25/98
DSL.NET	Supplemental-2,269,936	8/10/99
Vector Internet Services	2,262,761	7/20/99
VISI.com (Stylized - the logo)	2,224,424	2/16/99
VISI.com (the words)	2,234,325	3/23/99

Tycho Networks	Not Registered
NetGain	Not Registered

Trademark Application	Application Number	Application Date
NONE

Exhibit A

To Agency, Guaranty and Security Agreement

FORM OF PLEDGE NOTICE

[Letterhead of Grantor]

[Date]

TO: [Name of Pledged Entity]

Notice is hereby given that, pursuant to the Agency, Guaranty and Security Agreement (a true and correct copy of which is attached hereto), dated as of November __, 2005 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Agency and Security Agreement”), among [NAME OF GRANTOR] (the “Grantor”), the other pledgors from time to time party thereto and [DunKnight Telecom Partners], as administrative agent (the “Agent”), the Grantor has pledged and assigned to the Agent, and granted to the Agent a continuing security interest in, all right, title and interest of the Grantor, whether now existing or hereafter arising or acquired, as a [[limited partner] [general partner]] [member] in [NAME OF PLEDGED ENTITY] (the [“Partnership”] [“LLC”]), and in, to and under the [TITLE OF APPLICABLE AGREEMENT] (the “[Partnership] [LLC] Agreement”), including, without limitation:

(i)  all the capital of the [Partnership] [LLC] and the Grantor’s interest in all profits, income, surplus, losses, [Partnership] [LLC] assets and other distributions to which the Grantor shall at any time be entitled in respect of such [Partnership] [Membership] interest;

(ii)  all other payments due or to become due to the Grantor in respect of such [partnership [limited liability company] interest, whether under the [Partnership] [LLC] Agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(iii)  all of its claims, rights, powers, privileges, authority, options, security interest, liens and remedies, if any, under the [Partnership] [LLC] Agreement or at law or otherwise in respect of such [Partnership] [Membership] Interest;

(iv)  all present and future claims, if any, of the Grantor against the [Partnership] [LLC] for moneys loaned or advanced, for services rendered or otherwise;

(v)   all of the Grantor’s rights under the [Partnership] [LLC] Agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of the Grantor relating to the [Partnership] [Membership] Interest, including any power to terminate, cancel or modify the [Partnership] [LLC] Agreement, to execute any instruments and to take any and all other action on behalf of and in the name of the Grantor in respect of the [Partnership] [Membership] Interest and the [Partnership] [LLC], to make determinations, to exercise any election (including, but not limited, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing;

(vi)  all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

(vii)  to the extent not otherwise included, all proceeds of any or all of the foregoing.

Pursuant to the Agency and Security Agreement, the [Partnership] [LLC] is hereby authorized and directed to register the Grantor’s pledge to the Agent of the interest of the Grantor on the [Partnership’s] [LLC’s] books.

The Grantor hereby requests the [Partnership] [LLC] to indicate the [Partnership’s] [LLC’s] acceptance of this Notice and consent to and confirmation of its terms and provisions by signing a copy hereof where indicated on the attached page and returning the same to the Agent.

[NAME OF GRANTOR]

By:
Name:
Title:

Exhibit B

To Agency, Guaranty and Security Agreement

FORM OF ISSUER ACKNOWLEDGEMENT

[NAME OF PLEDGED ENTITY] (the [“Partnership”] [“LLC”]) hereby acknowledges receipt of a copy of the assignment by [NAME OF GRANTOR] (“Grantor”) of its interest under the [TITLE OF APPLICABLE AGREEMENT] (the “[Partnership] [LLC] Agreement”) pursuant to the terms of the Agency, Guaranty and Security Agreement, dated as of November __, 2005 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Agency and Security Agreement”), among the Grantor, the other grantors from time to time party thereto, [DunKnight Telecom Partners, LLC], as administrative agent (the “Agent”). The undersigned hereby further confirms (i) the registration of the Grantor’s pledge of its interest to the Agent on behalf of the Investors on the [Partnership’s] [LLC’s] books and (ii) upon receipt from the Agent of a notice stating that an “Event of Default” has occurred and is continuing, the undersigned shall only comply with instructions originated by the Agent with respect to the pledge of the interest referred to above notwithstanding contrary instructions given by any other person or entity, including the Grantor until such time as otherwise notified by the Agent.

Dated: _______, ____

[NAME OF PLEDGED ENTITY]

By:
Name:
Title:

Exhibit C

To Agency, Guaranty and Security Agreement

INSTRUMENT FOR

GRANT OF SECURITY INTEREST

IN TRADEMARKS

THIS GRANT OF SECURITY INTEREST, dated as of ________________, 2005, is executed by [GRANTOR], a [state of incorporation] corporation (“Grantor”), in favor of DunKnight Telecom Partners, LLC], as administrative agent on behalf of the Investors and itself (“Agent”).

A. Grantor has entered into an Agency, Guaranty and Security Agreement, dated the date hereof (the “Agency and Security Agreement”), by and between DSL.net, Inc., Vector Internet Services, Inc., DSLnet Atlantic, LLC and certain investors party thereto (the “Investors”) in favor of the Agent;

B. Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto as part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”);

C. Pursuant to the Agency and Security Agreement, Grantor has granted to the Agent, for the benefit of the Investors and itself, a security interest in all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of all obligations of Grantor under or in respect of the Operative Documents;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to the Agent a security interest in the Collateral to secure the prompt payment, performance and observance of all obligations of Grantor under or in respect of the Operative Documents.

Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent with respect to the security interest in the Collateral granted hereby are more fully set forth in the Agency and Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Agent's address is:    DunKnight Telecom Partners, LLC, as Agent

[Remainder of page intentionally left blank]

Exhibit D

To Agency, Guaranty and Security Agreement

SUBORDINATION AGREEMENT